Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT, dated as of April 12, 2023 (this “First Amendment”), to the Credit Agreement, dated as of December 7, 2021 (as amended, restated, amended and restated, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement” and as amended by the First Amendment, the “Credit Agreement”), by and among RADIAN GROUP INC., a Delaware corporation (the “Borrower”), each of the lenders from time to time party thereto (collectively, the “Lenders” and individually, each a “Lender”), ROYAL BANK OF CANADA, as administrative agent for the Lenders (the “Administrative Agent”) and an LC Issuer, and the other agents and arrangers party thereto.

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to the amendments to the Credit Agreement provided for herein.

NOW, THEREFORE, in consideration of the material agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1. Definitions. Capitalized terms used in this First Amendment but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

SECTION 2. Amendments. Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Borrower, the Lenders and the Administrative Agent agree that the Credit Agreement shall be amended and modified as of the First Amendment Effective Date (as defined below) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto. Any term or provision of the Existing Credit Agreement which is different from that set forth in the Credit Agreement shall be superseded in all respects on the First Amendment Effective Date by the terms and provisions of the Credit Agreement.

SECTION 3. Condition Precedent to Effectiveness. This First Amendment shall become effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 8.3 of the Credit Agreement (such date, the “First Amendment Effective Date”):

(a) The Administrative Agent shall have received counterparts of this First Amendment executed by each Lender and the Borrower.

(b) The Administrative Agent shall have been paid all reasonable and documented costs and out-of-pocket expenses (including, without limitation, reasonable attorney’s fees and legal expenses of the Administrative Agent in accordance with 7(i) below) incurred in connection with this First Amendment or otherwise required to be paid under the Credit Agreement, to the extent invoiced to the Borrower no later than two Business Days prior to the First Amendment Effective Date.

SECTION 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that on the First Amendment Effective Date, the following statements are true and correct:

(a) Authorization; No Conflict. The execution, delivery and performance by each Loan Party of this First Amendment, (i) are within each Loan Party’s corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action, (iii) require no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any

Governmental Authority or any other Person, except such as have been obtained and are in full force and effect, (iv) do not contravene the terms of any Loan Party’s or any of its Subsidiaries’ articles of incorporation, by-laws, memorandum and articles of association or other organizational documents, and (v) do not violate any requirement of law or any order, injunction, writ or decree of any Governmental Authority to which such Loan Party or any of its Subsidiaries or its properties is subject, except to the extent that such violation, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

(b) Enforceability. This First Amendment has been duly executed and delivered by each Loan Party party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c) No Default. No Default or Event of Default has occurred and is continuing.

(d) Credit Agreement Representations. All of the representations and warranties contained in the Credit Agreement by the Borrower and each Guarantor are true and correct in all material respects as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

SECTION 5. Acknowledgment and Consent.

(a) Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this First Amendment and consents to the amendments of the Credit Agreement effected pursuant to this First Amendment. Each Guarantor hereby confirms that it will continue to guarantee, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all Obligations when due.

(b) Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this First Amendment.

(c) This First Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the priority of any Loan Document or any other guarantee therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any Loan Document, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith.

SECTION 6. Miscellaneous.

(a) On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment.

2

(b) This First Amendment shall not by implication or, except as expressly provided herein, otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the existing Credit Agreement or any other Loan Document, and, except as specifically amended hereby, this First Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Loan Document, all of which shall remain in full force and effect and are hereby ratified and affirmed in all respects. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(c) The provisions of this First Amendment shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

(d) This First Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Delivery of an executed counterpart of this First Amendment by facsimile transmission or other electronic transmission (e.g., “.pdf” or “.tif”) shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this First Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(e) If any provision of this First Amendment is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (a) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (b) the other provisions of this First Amendment shall remain in full force and effect in such jurisdiction and (c) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

(f) This First Amendment shall be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

(g) This First Amendment shall be construed in accordance with and governed by the law of the State of New York.

(h) This First Amendment, together with the Loan Documents and any separate agreements with respect to fees payable to the Administrative Agent, embodies the entire agreement and understanding among the Loan Parties, the Lenders and the Administrative Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

3

(i) The Borrower shall pay or reimburse the Administrative Agent for all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Milbank LLP) incurred in connection with this First Amendment.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Annie Lee
Name: Annie Lee
Title: Manager, Agency Services

ROYAL BANK OF CANADA, as an LC Issuer

By:	/s/ Kevin Bemben
Name: Kevin Bemben
Title: Authorized Signatory

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Kevin Bemben
Name: Kevin Bemben
Title: Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as an LC Issuer

By:	/s/ Glenn Schuermann
Name: Glenn Schuermann
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Glenn Schuermann
Name: Glenn Schuermann
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Warren Veech III
Name: Warren Veech III
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Dan Martis
Name: Dan Martis
Title: Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Michael Dieffenbacher
Name: Michael Dieffenbacher
Title: Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

CITIZENS BANK, N.A., as a Lender

By:	/s/ Ryan Gass
Name: Ryan Gass
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Daniel Raynor
Name: Daniel Raynor
Title: Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Daniel P. Murphy
Name: Daniel P. Murphy
Title: Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

CIBC BANK USA, as a Lender

By:	/s/ Amanda Buzdum
Name: Amanda Buzdum
Title: Managing Director

[Signature Page to First Amendment to Credit Agreement]

RADIAN GROUP INC., as Borrower

By:	/s/ Jason Lenzini
Name: Jason Lenzini
Title: SVP Treasurer

[Signature Page to First Amendment to Credit Agreement]

~~Execution Version~~ EXHIBIT A

CREDIT AGREEMENT

DATED AS OF DECEMBER 7, 2021,

AS AMENDED BY THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED

AS OF APRIL 12, 2023,

AMONG

RADIAN GROUP INC.,

THE LENDERS,

ROYAL BANK OF CANADA,

AS ADMINISTRATIVE AGENT,

RBC CAPITAL MARKETS1,

AND

U.S. BANK NATIONAL ASSOCIATION,

AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS,

U.S. BANK NATIONAL ASSOCIATION,

AS SYNDICATION AGENT

AND

ASSOCIATED BANK, NATIONAL ASSOCIATION,

AS DOCUMENTATION AGENT

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		1

ARTICLE II THE CREDITS		31

2.1.	Commitment	31
2.2.	Required Payments; Termination	32
2.3.	Ratable Loans; Types of Advances	~~30~~32
2.4.	Offer to Repay	~~30~~32
2.5.	Commitment Fee	33
2.6.	Minimum Amount of Each Advance	~~31~~33
2.7.	Reductions in Aggregate Commitment; Optional Principal Payments	~~31~~33
2.8.	Method of Selecting Types and Interest Periods for New Advances	34
2.9.	Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods	34
2.10.	Interest Rates	~~33~~35
2.11.	Rates Applicable After Event of Default	35
2.12.	Method of Payment	36
2.13.	Evidence of Indebtedness	~~34~~36
2.14.	Electronic Notices	~~35~~37
2.15.	Interest Payment Dates; Interest and Fee Basis	~~35~~37
2.16.	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions	37
2.17.	Lending Installations	38
2.18.	Non-Receipt of Funds by the Administrative Agent	~~36~~38
2.19.	Facility LCs	38
2.20.	Replacement of Lender	43
2.21.	Limitation of Interest	44
2.22.	Defaulting Lenders	45
2.23.	Increase Option	48
2.24.	Benchmark Replacement Setting	49

ARTICLE III YIELD PROTECTION; TAXES		~~55~~57

3.1.	Yield Protection	~~55~~57
3.2.	Changes in Capital Adequacy Regulations	~~56~~58
3.3.	Availability of Types of Advances; Adequacy of Interest Rate	~~57~~59
3.4.	Funding Indemnification	~~57~~59
3.5.	Taxes	~~58~~60
3.6.	Selection of Lending Installation; Mitigation Obligations; Lender Certificates; Survival of Indemnity	~~61~~63
3.7.	Illegality	64

ARTICLE IV CONDITIONS PRECEDENT		~~62~~64

4.1.	Initial Credit Extension	~~62~~64
4.2.	Each Credit Extension	~~63~~66

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~64~~67

5.1.	Existence and Standing	~~64~~67
5.2.	Authorization and Validity	~~64~~67
5.3.	No Conflict; Government Consent	~~64~~67
5.4.	Financial Statements	~~65~~68
5.5.	Material Adverse Change	~~65~~68
5.6.	Taxes	~~65~~68
5.7.	Litigation and Contingent Obligations	~~65~~68
5.8.	Subsidiaries	~~66~~68
5.9.	ERISA	~~66~~68
5.10.	Accuracy of Information	~~66~~69
5.11.	Margin Regulations	~~66~~69
5.12.	Compliance With Laws	~~66~~69
5.13.	Ownership of Properties	~~67~~69
5.14.	Plan Assets; Prohibited Transactions	~~67~~69
5.15.	Environmental Matters	~~67~~70
5.16.	Investment Company Act	~~67~~70
5.17.	Insurance	~~67~~70
5.18.	Solvency	~~67~~70
5.19.	No Default	~~68~~71
5.20.	Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws	~~68~~71
5.21.	Insurance Licenses	~~69~~71
5.22.	Insurance Business	~~69~~71
5.23.	Use of Proceeds	~~69~~72

ARTICLE VI COVENANTS		~~69~~72

6.1.	Financial Reporting	~~69~~72
6.2.	Use of Proceeds	~~72~~74
6.3.	Notice of Material Events	~~72~~75
6.4.	Conduct of Business and Maintenance of Existence	~~72~~75
6.5.	Taxes	~~73~~75
6.6.	Insurance	~~73~~75
6.7.	Compliance with Laws and Material Contractual Obligations	~~73~~76
6.8.	Maintenance of Properties	~~73~~76
6.9.	Books and Records; Inspection	~~73~~76
6.10.	Indebtedness	~~74~~77
6.11.	Merger	~~77~~79
6.12.	Sale of Assets	~~77~~80
6.13.	Investments	~~79~~81
6.14.	Acquisitions	~~80~~82
6.15.	Liens	~~80~~83
6.16.	Transactions with Affiliates	~~83~~85

6.17.	Restricted Payments	~~83~~86
6.18.	Financial Covenants	~~84~~86
6.19.	Subsidiary Guarantees	~~84~~87
6.20.	PATRIOT Act Compliance	~~85~~88
6.21.	Fiscal Year	~~86~~88
6.22.	Changes in Accounting Policies	~~86~~88
6.23.	Amendments or Waivers of Organizational Documents	~~86~~88
6.24.	[Reserved]	~~86~~88
6.25.	Environmental	~~86~~88
6.26.	Financial Strength Ratings	~~87~~89
6.27.	ERISA	~~87~~90
6.28.	Further Assurances	~~87~~90

ARTICLE VII DEFAULTS		~~87~~90

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		~~90~~93

8.1.	Acceleration; Remedies	~~90~~93
8.2.	Application of Funds	~~91~~94
8.3.	Amendments	~~92~~94
8.4.	Preservation of Rights	~~93~~96

ARTICLE IX GENERAL PROVISIONS		~~93~~96

9.1.	Survival of Representations	~~93~~96
9.2.	Headings	~~94~~96
9.3.	Entire Agreement	~~94~~96
9.4.	Several Obligations; Benefits of this Agreement	~~94~~96
9.5.	Expenses; Indemnification	~~94~~96
9.6.	Accounting	~~96~~98
9.7.	Severability of Provisions	~~96~~99
9.8.	Nonliability of Lenders	~~96~~99
9.9.	Confidentiality	~~97~~99
9.10.	Nonreliance	~~99~~101
9.11.	Disclosure	~~99~~101
9.12.	USA PATRIOT ACT NOTIFICATION	~~99~~101
9.13.	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~99~~101
9.14.	Acknowledgement Regarding Any Supported QFCs	~~99~~102
9.15.	Certain ERISA Matters	~~100~~103
9.16.	Interest Rates; Benchmark Notification	104

ARTICLE X THE ADMINISTRATIVE AGENT		~~102~~105

10.1.	Appointment; Nature of Relationship	~~102~~105
10.2.	Powers	~~102~~105
10.3.	General Immunity	~~102~~105

10.4.	No Responsibility for Loans, Recitals, etc.	~~102~~105
10.5.	Action on Instructions of Lenders	~~103~~106
10.6.	Employment of Administrative Agents and Counsel	~~103~~106
10.7.	Reliance on Documents; Counsel	~~103~~106
10.8.	Administrative Agent’s Reimbursement and Indemnification	~~104~~106
10.9.	Notice of Event of Default	~~104~~107
10.10.	Rights as a Lender	~~104~~107
10.11.	Lender Credit Decision, Legal Representation	~~105~~107
10.12.	Successor Administrative Agent	~~105~~108
10.13.	Administrative Agent and Arranger Fees	~~106~~109
10.14.	Delegation to Affiliates	~~106~~109
10.15.	Syndication Agents and Documentation Agent	~~106~~109
10.16.	No Advisory or Fiduciary Responsibility	~~106~~109
10.17.	Erroneous Payments	~~107~~110

ARTICLE XI SETOFF; RATABLE PAYMENTS		~~110~~113

11.1.	Setoff	~~110~~113
11.2.	Ratable Payments	~~110~~113

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		~~111~~113

12.1.	Successors and Assigns	~~111~~113
12.2.	Participations	~~111~~114
12.3.	Assignments	~~113~~115

ARTICLE XIII NOTICES		~~114~~117

13.1.	Notices; Effectiveness; Electronic Communication	~~114~~117

ARTICLE XIV COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION; ELECTRONIC RECORDS		~~116~~119

14.1.	Counterparts; ~~Effectiveness~~ Electronic Execution	~~116~~119
~~14.2.~~	~~Electronic Execution of Assignments~~	~~116~~
~~14.3~~ 14.2.	Electronic Records	~~116~~120

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL		~~117~~120

15.1.	CHOICE OF LAW	~~117~~120
15.2.	CONSENT TO JURISDICTION	~~117~~120
15.3.	WAIVER OF JURY TRIAL	~~117~~120

SCHEDULES

PRICING SCHEDULE

SCHEDULE 1 – Commitments

SCHEDULE 5.8 – Material Subsidiaries

SCHEDULE 5.13 – Properties

SCHEDULE 6.10 – Indebtedness

SCHEDULE 6.13 – Investments

SCHEDULE 6.15 – Liens

EXHIBITS

EXHIBIT A – Form of Compliance Certificate

EXHIBIT B – Form of Assignment and Assumption

EXHIBIT C-1 – Form of Borrowing Notice

EXHIBIT C-2 – Form of Conversion/Continuation Notice

EXHIBIT D – Form of Note

EXHIBIT E – Form of Increasing Lender Supplement

EXHIBIT F – Form of Augmenting Lender Supplement

EXHIBIT G – Form of Guaranty

EXHIBIT H-1 – Form of RBC Facility LC Applications

EXHIBIT H-2 – Form of U.S. Bank Facility LC Applications

EXHIBIT I – Form of Prepayment Notice or Commitment Reduction

CREDIT AGREEMENT

This Credit Agreement (the “Agreement”), dated as of December 7, 2021, is among Radian Group Inc., as Borrower, the Lenders and Royal Bank of Canada, as a Lender, an LC Issuer and the Administrative Agent. The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“Acquisition” means any transaction or any series of related transactions (in each case unless solely among the Borrower and/or one or more of its Subsidiaries) consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires all or substantially all of the assets of any firm, corporation or limited liability company, or of any business or division thereof, whether through purchase of assets, merger or otherwise or (ii) acquires at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment plus (c) the Applicable Margin.

“Administrative Agent” means Royal Bank of Canada in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of ~~Eurocurrency~~SOFR Loans, for the same Interest Period (with the Type and Interest Period determined after giving effect to the applicable conversion or continuation, in the case of the foregoing clause (ii)).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” is defined in Section 2.20.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. As of the date of this Agreement, the Aggregate Commitment is $275,000,000.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a rate of interest per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1.00%)~~ equal to the highest of (i) 0.0%, (ii) the Prime Rate for such day, (iii) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (iv) the ~~Eurocurrency Rate~~Adjusted Term SOFR (without giving effect to the Applicable Margin) for a ~~one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) for Dollars plus 1%.~~one-month tenor in effect for such day plus 1%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective on the opening of business on the day specified in the public announcement of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries concerning or relating to bribery or corruption, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Money Laundering Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries concerning or relating to money laundering or terrorist financing, including, but not limited to, the PATRIOT Act.

“Applicable Fee Rate” means, at any time, the percentage rate per annum at which commitment fees are accruing on the Available Aggregate Commitment at such time as set forth in the Pricing Schedule.

“Applicable Insurance Regulatory Authority” means, with respect to any Regulated Insurance Company, (x) the insurance department or similar administrative authority or agency located in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each such state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is licensed, and shall include any federal or national insurance regulatory department, authority or agency that may be created and that asserts insurance regulatory jurisdiction over such Regulated Insurance Company, but shall not include any Government-Sponsored Enterprise.

“Applicable Margin” means, with respect to Advances of any Type at any time and Facility LCs at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type or such Facility LC as set forth in the Pricing Schedule.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means RBC Capital Markets2 and U.S. Bank, and their respective successors, in their capacities as Joint Lead Arrangers and Joint Book Runners, and “Arranger” means either of the Arrangers.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Augmenting Lender” is defined in Section 2.23.

“Authorized Officer” means any of the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower, acting singly.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Available Investments” means (without duplication) (a) Cash Equivalent Investments, (b) the market value of fixed income securities that are readily tradeable in an established market, (c) the market value of equity securities that are readily tradeable in an established market, and (d) other investments as agreed to by the Administrative Agent from time to time.

“Available Liquidity” is defined in the definition of “Liquidity Condition”.

“Base Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

“Base Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.

“Base Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

[2]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means Radian Group Inc., a Delaware corporation, and its successors and assigns.

“Borrower Materials” is defined in Section 6.1.

“Borrowing Date” means a date on which an Advance is made (excluding any conversion or continuation of an existing Advance) or a Facility LC is issued hereunder.

“Borrowing Notice” is defined in Section 2.8.

“Business Day” means~~, (i) for all purposes other than as covered by clause (ii) below,~~ any day other than a Saturday or a Sunday~~,~~ or a legal holiday ~~or a day~~ on which commercial banks ~~in New York City~~ are authorized or required by law to be closed ~~and (ii) with respect to all notices and determinations~~for business in New York, New York; provided, that, when used in connection with~~, and payments in respect of, Eurocurrency Advances, any day described in clause (i) above that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.~~ a SOFR Loan, or any other calculation or determination involving SOFR, the term “Business Day” means any day that is only a U.S. Government Securities Business Day.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the LC Issuers, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or a standby letter of credit from a financial institution, and otherwise on terms and conditions, satisfactory to the Administrative Agent or, if the Administrative Agent and the relevant LC Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance, and with a depository bank, in each case reasonably satisfactory to the Administrative Agent and such LC Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalent Investments” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition, (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000, (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial issuers generally, and maturing within twelve months from the date of acquisition, (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of twelve months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition or (h) money market funds that (i) comply with the criteria set forth in Rule 2a-7 of the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Services” means any banking services that are provided to the Borrower or any Subsidiary by the Administrative Agent, any LC Issuer or any other Lender or any Affiliate of any of the foregoing, including without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) automated clearing house or wire transfer services, or (g) treasury management, including controlled disbursement, consolidated account, lockbox, overdraft, return items, sweep and interstate depository network services.

“Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock of the Borrower on a fully diluted basis; or (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (x) nominated by the board of directors of the Borrower nor (y) appointed or approved by directors so nominated.

“Change in Law” means the occurrence, after the Effective Date (or, with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: the adoption of or change in any law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any Governmental or quasi-Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (except to the extent they are merely proposed and not in effect) (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Installation or any LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral Shortfall Amount” is defined in Section 8.1(a).

“Commitment” means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower, in an amount not exceeding the amount set forth in Schedule 1, as it may be modified (i) pursuant to Section 2.7 or Section 2.23, (ii) as a result of any assignment that has become effective pursuant to Section 12.3(c) or (iii) otherwise from time to time pursuant to the terms hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Conduit Debt” means any obligation (other than Mortgage Secured Financings) that would constitute Indebtedness of a special purpose entity or a trust established by the Borrower or any Subsidiary that is consolidated on the Borrower’s financial statements in accordance with GAAP, whether or not such obligation is guaranteed in whole or in part by the Borrower and/or any Subsidiary and whether or not such obligation is with recourse to the Borrower and/or any Subsidiary, provided that the proceeds of such obligation are used by such special purpose entity or trust to make loans to, or to purchase assets from, the Borrower, any Subsidiary or any Affiliate of the Borrower or any Subsidiary, or other Person, in the Ordinary Course of Business (it being understood that securitization and similar transactions involving special purpose entities or trusts established by the Borrower or any Subsidiary are in the Ordinary Course of Business).

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the applicable Person and its Subsidiaries on a consolidated basis in accordance with GAAP and unless otherwise noted, shall refer to the Consolidated Net Income of the Borrower.

“Consolidated Net Worth” means at any time with respect to any Person, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of such Person and its Subsidiaries under shareholders’ equity at such date, excluding the effect thereon of any accumulated other comprehensive income (or loss); provided that all calculations of shareholder equity made pursuant to this Agreement shall exclude the effect of FASB ASC 320.

“Consolidated Total Assets” means, on any date, total assets of the applicable Person and its Subsidiaries on a consolidated basis determined in accordance with GAAP as of the last day of the fiscal quarter immediately preceding the date of determination.

“Consolidated Total Capitalization” means at any time the sum of (i) Consolidated Total Debt plus (ii) Consolidated Net Worth of the Borrower, each calculated at such time.

“Consolidated Total Debt” means at any time the aggregate principal amount of all Indebtedness (excluding obligations in respect of undrawn letters of credit) of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, Contingent Obligations not required to be reflected on the balance sheet of the Borrower and its Subsidiaries do not constitute Consolidated Total Debt.

“Contingency Reserve Amount” means, as of any date of determination, with respect to any Regulated Insurance Company, the aggregate amount of contingency reserve of such Regulated Insurance Company at such time (as determined in accordance with SAP), as included in Aggregate write-ins for liabilities on page 3, line 25, column 1 of the most recent Statutory Statement of such Regulated Insurance Company and as reported as “Contingency reserve” in the Details of Write-Ins of such Statutory Statement of such Regulated Insurance Company (or equivalent page, line or statement, to the extent that any thereof is modified or replaced) or equivalent form in the applicable jurisdiction in which such Regulated Insurance Company operates.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, to the extent the foregoing are contained therein, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership; provided, however, that the term Contingent Obligation shall not include (a) endorsements of instruments for deposit or collection in the Ordinary Course of Business, (b) insurance or reinsurance written by a Regulated Insurance Company that is a direct or indirect Subsidiary of the Borrower, (c) indemnification arrangements made in connection with the settlement of disputes with, or claims asserted by, third parties, (d) joint and several obligations arising in the Ordinary Course of Business, such as those resulting from the filing of consolidated federal income tax returns, and (e) indemnification obligations under the by-laws of the Borrower or the Radian Affiliates. The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Conversion/Continuation Notice” is defined in Section 2.9.

“Credit Extension” means the making of an Advance (excluding any conversion or continuation of an existing Advance) or the issuance of a Facility LC hereunder.

“Debt-to-Total Capitalization Ratio” means at any time the ratio of (i) Consolidated Total Debt to (ii) Consolidated Total Capitalization.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event which but for the lapse of time or the giving of notice, or both, would, unless cured or waived, constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent, any LC Issuer or any Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs) within two (2) Business Days after the date when due, (b) has notified the Borrower, the Administrative Agent or any LC Issuer in writing that it does not intend or not expect to comply with all or any portion of its funding obligations hereunder or generally under agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower in form and substance satisfactory to each of them), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, each LC Issuer and each Lender.

“Delaware Divided LLC” shall mean any Delaware LLC which has been formed as a consequence of a Delaware LLC Division (excluding any dividing Delaware LLC that survives a Delaware LLC Division).

“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Deposits” is defined in Section 11.1.

“Disqualified Capital Stock” means any equity interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Facility Termination Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any equity interest referred to in clause (a) above, in each case at any time on or prior to date that is 91 days after the Facility Termination Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Loans and termination of the Commitments; provided, however, that (x) any equity interest that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such equity interest is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such equity interest upon the occurrence of a change in control or an asset sale occurring prior to the date that is 91 days after the Facility Termination Date shall not constitute Disqualified Capital Stock if such equity interest provides that the issuer thereof will not redeem any such equity interest pursuant to such provisions prior to the repayment in full of the Loans and termination of the Commitments, and (y) if such equity interest is issued to any employee or to any Plan for the benefit of employees of the Borrower or the Subsidiaries or by any such Plan to such employees, such equity interest shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower or any Subsidiary in order to satisfy applicable compulsory statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Documentation Agent” means Associated Bank, National Association.

“Dollar” and “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means a Subsidiary of the Borrower incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Domestic Subsidiary Holding Company” is defined as any Domestic Subsidiary that has no material assets other than equity interests in one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Earlier Maturing Debt” is defined in Section 2.04(a).

“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied, which date was December 7, 2021.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person except (i) a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), (ii) the Borrower, any of the Borrower’s Affiliates or Subsidiaries or (iii) any Defaulting Lender or any of its Subsidiaries.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Claims” means all written claims, complaints or notices, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, Release of Hazardous Materials or injury to the Environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief or other type of relief, resulting from or based upon the presence, placement, or Release (including intentional or unintentional, negligent or non-negligent, sudden or non-sudden or accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, under or from property, whether or not owned by the Borrower or any of its Subsidiaries, excluding, in any case, liabilities or claims arising under any insurance contract or policy, reinsurance agreement or retrocession agreement relating to any of the foregoing where the Borrower or any of its Subsidiaries is the insurer.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) personal injury or property damage relating to the release or discharge of Hazardous Materials, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the release, threatened release, generation, use, handling, transportation, storage or treatment of, or exposure to, any Hazardous Materials or (c) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 10.17(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.17(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 10.17(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.17(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.17(e).

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurocurrency Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate (other than pursuant to clause (iv) of the definition of “Alternate Base Rate”).~~

~~“Eurocurrency Base Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the greater of (a) zero percent (0.0%) and (b) the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on the applicable Reuters Screen (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period; provided that, if the applicable Reuters Screen (or any successor or substitute page) is not publicly available for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported by any other generally recognized financial information service selected by the Administrative Agent in its reasonable discretion as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period; provided that, if no such interest settlement rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) is publicly available, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate reasonably determined by the Administrative Agent to be the rate at which RBC or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of RBC’s relevant Eurocurrency Loan and having a maturity equal to such Interest Period.~~

~~“Eurocurrency Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate (other than pursuant to clause (iv) of the definition of “Alternate Base Rate”).~~

~~“Eurocurrency Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.~~

“Event of Default” is defined in Article VII.

“Excluded Debt” has the meaning set forth in the definition of “Indebtedness.”

“Excluded Subsidiary” means each of (i) any Regulated Insurance Company, (ii) any Subsidiary of any Regulated Insurance Company, (iii) [Reserved], (iv) any Domestic Subsidiary Holding Company, any Foreign Subsidiary and Subsidiary of a Foreign Subsidiary and (v) any Subsidiary that is not a Wholly Owned Subsidiary, provided, notwithstanding the foregoing, the Borrower may, in its sole discretion, designate any Subsidiary as a Guarantor even if it meets the foregoing criteria.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and only to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of (a) such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), such Guarantor being a “financial entity” as defined in Section 2(h) (7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto) at the time the guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, each LC Issuer, the Administrative Agent or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document, (i) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed on it by the respective jurisdiction (or any political subdivision thereof) under the laws of which such recipient is incorporated or is organized or in which its principal executive office is located or, in the case of a Lender, in which such Lender’s applicable Lending Installation (or, if different, such Lender’s applicable lending office as determined by a Governmental Authority imposing such a Tax) is located or (b) that are Other Connection Taxes, (ii) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender pursuant to the laws in effect at the time such Lender acquires an interest in a Loan, Facility LC or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under

Section 2.20) or designates a new Lending Installation, except in each case to the extent that, pursuant to Section 3.5(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, (iii) Taxes attributable to such recipient’s failure to comply with Section 3.5(f), and (iv) any U.S. federal withholding Taxes imposed by FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Facility LC” is defined in Section 2.19(a).

“Facility LC Application” is defined in Section 2.19(c), which with respect to RBC shall refer to Exhibit H-1 and with respect to U.S. Bank, Exhibit H-2.

“Facility Termination Date” means December 7, 2026 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the higher of (i) 0.0% and (ii) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York City time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its reasonable discretion.

“Fee Letters” is defined in Section 10.13.

“FHLB Indebtedness” means any indebtedness to any Federal Home Loan Bank.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.

“Fitch” means Fitch Ratings, Inc. or its successor.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR. For the avoidance of doubt, the initial Floor for Term SOFR shall be 0.00%.

“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction not located in the United States of America.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the relevant LC Issuer, such Defaulting Lender’s ratable share of the LC Obligations with respect to Facility LCs issued by such LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, subject at all times to Section 9.6.

“Government-Sponsored Enterprise” means the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Housing Finance Agency, and any other financial services entity established by any Governmental Authority and engaged in the purchase of mortgage loans.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank), any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing) and any self-regulatory organization (including the National Association of Insurance Commissioners). For the avoidance of doubt, no Government-Sponsored Enterprises shall be deemed to be a Governmental Authority.

“Guarantor” means each Subsidiary of the Borrower that is not an Excluded Subsidiary, that either (x) provides a guaranty of the obligations under any Other Debt Agreement in a principal amount greater than $100,000,000 or (y) is the borrower, issuer or other primary obligor under any Other Debt Agreement in a principal amount greater than $175,000,000. As of the Effective Date, there are no Guarantors.

“Guaranty” means a Guaranty substantially in the form of Exhibit I executed by each of the Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time pursuant to the terms hereof and thereof.

“Hazardous Material” means any explosive or radioactive substances or wastes, any hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and any other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Highest Lawful Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law stated as a rate per annum.

“Illegality Notice” has the meaning assigned to it in Section 3.7.

“Immaterial Subsidiary” means each Subsidiary which (a) has Consolidated Total Assets (after the elimination of intercompany items) representing less than ten percent (10%) of the Borrower’s Consolidated Total Assets and Consolidated Net Income (after the elimination of intercompany items) representing less than ten percent (10%) of the Borrower’s Consolidated Net Income and (b) taken together with all Immaterial Subsidiaries, has Consolidated Total Assets (after the elimination of intercompany items) representing less than twenty-five percent (25%) of the Borrower’s Consolidated Total Assets and Consolidated Net Income (after elimination of intercompany items) representing less than twenty-five percent (25%) of the Borrower’s Consolidated Net Income, in the case of each of (a) and (b), determined annually on the date that is ten (10) Business Days after the date that the audited financial statements are required to be delivered pursuant to Section 6.1(a) below, based on the net assets reflected on such financial statements.

“Increasing Lender” is defined in Section 2.23.

“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money (including the Obligations hereunder), (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable and accrued expenses, in each case, arising in the Ordinary Course of Business), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person (but only to the extent of the lesser of the obligations secured or the value of the property to which such Lien is attached), (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other similar instruments (other than with respect to accounts payable arising in the Ordinary Course of Business), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) Capitalized Lease Obligations, (vii) non-contingent reimbursement obligations as an account party with respect to letters of credit, (viii) Contingent Obligations of such Person in respect of Indebtedness of any other Person, (ix) the liquidation value of all mandatorily redeemable preferred equity interests of such Person and (x) Securitization Indebtedness. Notwithstanding the foregoing, the term “Indebtedness” shall exclude (1) purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an Acquisition), except in each case to the extent that such amount payable is, or becomes, reasonably determinable and contingencies have been resolved, (2) indebtedness that has been defeased and/or discharged in accordance with its terms; provided that funds in an amount equal to all such indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance and/or discharge) have been irrevocably deposited with a trustee for the benefit of the relevant holders of such indebtedness, (3) accrued pension costs, employee benefits and postretirement health care obligations arising in the Ordinary Course of Business, (4) obligations in respect of customer advances (including prepaid premiums) received and held in the Ordinary Course of Business, (5) any FHLB Indebtedness (6) for the avoidance of doubt, indebtedness in the nature of reinsurance funds withheld pursuant to reinsurance agreements or reinsurance treaties, and (7) for the avoidance of doubt, capital commitments in the Ordinary Course of Business; provided further, that, solely for purposes of calculating the Debt-to-Total Capitalization Ratio, the term Indebtedness shall also exclude (without duplication): (A) indebtedness arising out of repurchase agreements in the Ordinary Course of Business, (B) indebtedness resulting from a securities lending program of the Borrower or any Subsidiary in the Ordinary Course of Business, (C) Conduit Debt, (D) Securitization Indebtedness, (E) Mortgage Secured Financings, (F) obligations under Rate Management Transactions and (G) total return swaps and/or credit default swaps with respect to mortgage assets in the Ordinary Course of Business (collectively “Excluded Debt”).

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes.

“Insurance Business” means one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance and other lines of business incidental, reasonably related or complementary thereto.

“Insurance Licenses” is defined in Section 5.21.

“Interest Differential” is defined in Section 3.4.

“Interest Period” means, with respect to a ~~Eurocurrency~~SOFR Advance, a period of one (1), three (3) or six (6) months (or such other period of time as is acceptable to each of the Lenders) commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one (1), three (3) or six (6) months (or such other period of time as is acceptable to each of the Lenders) thereafter; provided, however, ~~that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month (or such other period of time as is acceptable to each of the Lenders), such~~(i) the Interest Period shall ~~end on the last Business Day of such next, second, third or sixth succeeding month. If an~~commence on the date of an advance of or a conversion to a SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires; (ii) if any Interest Period would otherwise ~~end~~expire on a day ~~which~~that is not a Business Day, such Interest Period shall ~~end~~expire on the next succeeding Business Day; provided, ~~however, that if said next succeeding Business Day falls in a new calendar~~ that if any Interest Period with respect to a SOFR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall ~~end~~expire on the ~~immediately~~next preceding Business Day~~.~~; (iii) any Interest Period with respect to a SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is not numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; (iv) no Interest Period shall extend beyond the Maturity Date; and (v) no tenor that has been removed from this definition pursuant to Section 2.24 shall be available for specification in such Borrowing Notice or interest election.

“Interpolated Term SOFR” means, for purposes of any calculation of Term SOFR for a SOFR Loan, the rate which results from interpolating on a linear basis between:

(a) (i) for any Interest Period for a duration longer than one-month (other than three-months or sixth-months), the most recent applicable Term SOFR (determined pursuant to clause (a) of the definition thereof) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Loan and (ii) for any Interest Period of for a duration of less than one-month, SOFR as of such date of determination; and

(b) the most recent applicable Term SOFR (determined pursuant to clause (a) of the definition thereof) for the shortest period (for which Term SOFR is available) which is greater than the Interest Period of that Loan.

“Investment” of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the Ordinary Course of Business), extension of credit (other than accounts receivable, debit and credit card receivables and advances to customers (including premium receivables) and third party servicers arising in the Ordinary Course of Business) or capital contribution by such Person; and (b) any purchase by such Person of stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (including warrants or options to purchase securities).

“IRS” means the United States Internal Revenue Service.

“LC Fee” is defined in Section 2.19(d).

“LC Issuer” means (a) each of RBC and U.S. Bank in their respective capacities as such (it being understood that none of the LC Issuers identified in this clause (a) shall be obligated to issue any trade or commercial letters of credit hereunder or issue any letters of credit other than standby letters of credit) and (b) each other Lender designated by the Borrower as an “LC Issuer” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of Facility LCs hereunder. Each LC Issuer may, in its discretion, arrange for one or more Facility LCs to be issued by Affiliates or branches of such LC Issuer, in which case the term “LC Issuer” shall include any such Affiliate or branch, as applicable, with respect to Facility LCs issued by such Affiliate.

“LC Obligations” means, at any time, the sum of (i) the aggregate amount of all Facility LCs that remains available for drawing at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations. For all purposes of this Agreement, if on any date of determination a Facility LC has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Facility LC shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Facility LC at any time for the purposes under Sections 2.1, 2.2 and 2.19(a) shall be deemed to be the stated amount of such Facility LC in effect at such time; provided that with respect to any Facility LC that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Facility LC shall be deemed to be the maximum stated amount of such Facility LC after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time; provided, further that with respect to any Facility LC that, by its terms or the terms of any document related thereto, provides for one or more automatic decreases in the stated amount thereof, the amount of such Facility LC shall be the maximum amount that may be drawn under such Facility LC at the applicable date of determination. For the avoidance of doubt, for purposes of the calculation of fees payable by the Borrower pursuant to Section 2.19(d) or elsewhere, such calculation shall only be made with respect to the average daily amount available to be drawn under such Facility LC as of the date of or, as applicable, the period of such calculation, without giving effect to any automatic increases or decreases applicable to such Facility LC that are not then effective.

“Lenders” means the lending institutions listed on the signature pages of this Agreement, any other Person that becomes a Lender hereunder from time to time as contemplated hereby and their respective successors and permitted assigns (excluding, for the avoidance of doubt, any such Person that ceases to be a party hereto from time to time as contemplated hereby).

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof (in the case of the Administrative Agent) or on its Administrative Questionnaire (in the case of a Lender) or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment for security purposes, deposit arrangement, encumbrance or other security interest or similar collateral arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, but excluding the interest of a lessor under an operating lease).

“Liquidity Condition” means, as of any date of determination, the Borrower shall have a combination of (i) cash and Available Investments plus (ii) cash and Available Investments of the Borrower’s Subsidiaries that may be distributed to the Borrower at such time without legal or contractual restrictions on the distribution and without regulatory approval plus (iii) unused available Commitments plus (iv) other unused available commitments for borrowing (exclusive of available commitments, if any under the relevant Earlier Maturing Debt) (the “Available Liquidity”) in an aggregate amount equal to or greater than the outstanding principal amount of applicable Earlier Maturing Debt.

“Loan” means a Revolving Loan.

“Loan Documents” means this Agreement, the Facility LC Applications, the Guaranty, the Fee Letters, any Note or Notes executed by the Borrower in connection with this Agreement and payable to a Lender, and any other document or agreement, now or in the future, executed by the Borrower for the benefit of the Administrative Agent or any Lender in connection with this Agreement. For the avoidance of doubt, “Loan Document” shall not include documents or agreements evidencing Cash Management Services or Rate Management Obligations.

“Loan Party” or “Loan Parties” means, individually or collectively, the Borrower and the Guarantors.

“Margin Stock” means “margin stock” as such term is defined in Regulation U or X of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole (excluding changes or effects in connection with specific events applicable to the Borrower and/or its Subsidiaries as disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with or furnished to the SEC, in each case prior to the date of this Agreement) or (ii) the validity or enforceability of any of the Loan Documents against any Loan Party or the rights or remedies of the Administrative Agent, the LC Issuers or the Lenders against any Loan Party under the Loan Documents.

“Material Indebtedness” means Indebtedness of the Borrower or any Subsidiary in an outstanding principal amount of (i) $10,000,000 or more, with respect to determining whether the condition in Section 4.1(j) has been satisfied, and (ii) $75,000,000 or more, for all other purposes under this Agreement (including, without limitation, Sections 5.19 and 7.5), in each case, in the aggregate (or the equivalent thereof in any currency other than Dollars), excluding Indebtedness under the Loan Documents and Indebtedness owed by the Borrower or any Subsidiary to the Borrower or any Subsidiary.

“Material Subsidiary” means any Subsidiary of the Borrower that is not an Immaterial Subsidiary.

“Minimum Collateral Amount” means, with respect to a Defaulting Lender, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the relevant LC Issuer(s) with respect to such Defaulting Lender for all Facility LCs issued by such LC Issuer(s) and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the relevant LC Issuer(s) in their reasonable discretion.

“Modify” and “Modification” are defined in Section 2.19(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Secured Financings” is defined in Section 6.10(s).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Note” is defined in Section 2.13(d).

“Obligations” means (a) all unpaid principal of and accrued and unpaid interest on the Loans, (b) all LC Obligations, (c) obligations to any Lender or Affiliate thereof in connection with Cash Management Services, (d) all Rate Management Obligations to any Lender or Affiliate thereof and (e) all accrued and unpaid fees, expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent, any LC Issuer or any indemnified party, in each case under this clause (e), arising under the Loan Documents (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); provided, further, that “Obligations” shall exclude all Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Offer Date” is defined in in Section 2.04(a).

“Ordinary Course of Business” of any Person shall mean any action taken in the ordinary course of business of such Person (it being understood that the commencement of a new business activity by the Borrower or its Subsidiaries permitted by Section 6.4 shall thereafter be included in determining whether an action is taken in the ordinary course of business of such Person).

“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender or any LC Issuer, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Facility LC or Loan Document).

“Other Debt Agreement” means, whether now existing or existing in the future, any credit or facility agreement, note purchase agreement, private placement of notes issued by the Borrower or any Subsidiary for Indebtedness for borrowed money, each as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof; provided that, notwithstanding the foregoing, Other Debt Agreements shall not include Excluded Debt.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, but excluding (i) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20) and (ii) Excluded Taxes.

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

“Participant” is defined in Section 12.2(a).

“Participant Register” is defined in Section 12.2(c).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“Payment Date” means the first Business Day following the last day of each quarter.

“Payment Recipient” has the meaning assigned to it in Section 10.17(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that the Borrower, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” means any Acquisition made by the Borrower or any of its Subsidiaries; provided that, (a) as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would exist upon giving effect to such Acquisition and the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.18, and the representation and warranty contained in Section 5.11 shall be true both immediately before and upon giving effect to such Acquisition, (b) such Acquisition is consummated on a non-hostile basis, (c) the business to be acquired in such Acquisition is primarily in the same line of business as the Borrower or any of its Subsidiaries at the time of such Acquisition or a line of business incidental, reasonably related or complementary thereto and (d) in the case of an Acquisition involving total consideration in excess of $75,000,000, the Borrower shall have furnished to the Administrative Agent (i) a certificate demonstrating in reasonable detail pro forma compliance with the financial covenants set forth in Section 6.18 for such period, in each case, calculated as if such Acquisition, including the consideration therefor, had been consummated on the first day of such period and (ii) to the extent available, financial statements of the Person or business to be acquired and all such other information, data, documents and agreements (including any acquisition agreement or purchase agreement) related to such transaction as may be reasonably requested by the Administrative Agent.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any ERISA Affiliate may have any liability.

“Platform” is defined in Section 6.1.

“Prepayment Date” is defined in Section 2.04(a).

“Pricing Schedule” means the Schedule attached hereto identified as such; provided that (a) if no Rating Agency shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Fee Rate will be set in accordance with Level 5; (b) if only one Rating Agency shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Fee Rate shall be determined by reference to the available Public Debt Rating; (c) if only two of the Rating Agencies have in effect a Public Debt Rating and such Public Debt Ratings shall fall within different levels, the Applicable Margin and the Applicable Fee Rate shall be based upon the higher Public Debt Rating unless such Public Debt Ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; (d) if three of the Rating Agencies have in effect a Public Debt Rating and such Public Debt Ratings shall fall within more than one level, then the Applicable Margin and the Applicable Fee Rate shall be based upon one level above the mid-point between the highest and lowest Public Debt Rating, provided that, if such mid-point spans two levels, the Applicable Margin and the Applicable Fee Rate shall be based upon the higher of such levels; and (e) if any Public Debt Rating shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the Rating Agency making such change.

“Prime Rate” means ~~a rate per annum equal to~~ the ~~prime~~ rate of interest per annum publicly announced from time to time by ~~RBC or its parent (which is~~the Person acting as the Administrative Agent as its prime rate in effect at its principal office. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer~~), changing when and as said prime rate changes.~~. The Administrative Agent or any LC Issuer or Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Projections” is defined in Section 6.1(c).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (a) such Lender’s Outstanding Credit Exposure at such time by (b) the Aggregate Outstanding Credit Exposure at such time; and provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment (except that no Lender is required to fund or participate in Revolving Loans or Facility LCs to the extent that, after giving effect thereto, the aggregate amount of its outstanding Revolving Loans and funded or unfunded participations in Facility LCs would exceed the amount of its Commitment (determined as though no Defaulting Lender existed)).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Debt Rating” means the rating that has been most recently publicly announced by a Rating Agency and then in effect, as the case may be, for any class of senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other person or entity or subject to any other credit enhancement (or, if at any time of determination any of the Rating Agencies has no such rating in effect with respect to any such indebtedness, then the corporate, issuer or similar rating with respect to the Borrower that has been most recently publicly announced by such Rating Agency and then in effect shall be deemed to be such Rating Agency’s Public Debt Rating at such time).

“Public Lender” is defined in Section 6.1.

“Purchasers” is defined in Section 12.3(a).

~~“Quotation Date” means, in relation to any Interest Period for which an interest rate is to be determined, two (2) Business Days before the first day of that period.~~

“Radian Affiliates” means Radian Guaranty and Radian Reinsurance.

“Radian Guaranty” means Radian Guaranty, Inc., a Delaware corporation.

“Radian Reinsurance” means Radian Reinsurance, Inc., a Delaware corporation.

“Rate Management Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures (but excluding total return swaps and credit default swaps with respect to mortgage assets in the Ordinary Course of Business).

“Rating Agency” means each of S&P, Fitch or Moody’s.

“RBC” means the Royal Bank of Canada.

“Register” is defined in Section 12.3(d).

“Regulated Insurance Company” means any Subsidiary, whether now owned or hereafter acquired or established, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction (foreign or domestic) and is regulated by any Applicable Insurance Regulatory Authority.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the relevant LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LCs.

“Reinsurance Agreement” means any agreement, contract, treaty, certificate or other arrangement by which any Regulated Insurance Company agrees to cede to, or assume from, another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the Applicable Insurance Regulatory Authority.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching into or through the environment.

“Repayment Offer” is defined in in Section 2.04(a).

“Required Lenders” means Lenders in the aggregate having greater than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure. The Commitments and Outstanding Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

~~“Reserve Requirement” means, at any time, for any determination of the Eurocurrency Rate, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System) under regulations issued from time to time by the Board~~

~~of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Eurocurrency Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurocurrency Loans. A Loan bearing interest at an interest rate based on the Eurocurrency Rate shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on a Loan bearing interest at an interest rate based on the Eurocurrency Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.~~

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any equity interest in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in the Borrower or any Subsidiary thereof or any option, warrant or other right to acquire any such equity interest in the Borrower or any Subsidiary thereof. It is understood that Indebtedness convertible into an equity interest of the Borrower or any Subsidiary is not an equity interest.

“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1(a) (or any conversion or continuation thereof).

“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Sanctioned Country” means, at any time, any country, region or territory which is the subject of any comprehensive Sanctions broadly prohibiting dealings in, with or involving such country, region or territory.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the United Kingdom, the European Union or any EU member state, (b) any Person organized, registered, domiciled or resident in a Sanctioned Country or (c) any Person 50% or more owned, directly or indirectly, by any Person described in the foregoing clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or any EU member state or the United Kingdom, including those administered by Her Majesty’s Treasury.

“SAP” means, with respect to any Regulated Insurance Company, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Regulated Insurance Company for the preparation of annual statements and other financial reports by insurance companies of the same type as such Regulated Insurance Company that are applicable to the circumstances as of the date of filing of such statement or report.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securitization Indebtedness” means Indebtedness, of an entity or Subsidiary formed for the primary purpose of purchasing or otherwise acquiring mortgage loans, receivables, insurance policies or other similar financial assets from the Borrower, one of the Subsidiaries of the Borrower and/or third parties, financing such purchases or otherwise facilitating the financing thereof (including by securitization) and conducting activities related thereto so long as (x) the principal and interest on such Indebtedness is not guaranteed by the Borrower or any of the other Subsidiaries of the Borrower and such Indebtedness is without recourse to the Borrower or any of the other Subsidiaries of the Borrower (other than: (i) for breaches of representations, warranties, covenants and related indemnities that are customary for securitization financings and similar transactions; (ii) in connection with any mortgage insurance, other insurance products, or similar credit enhancements or (iii) reimbursement obligations in connection with Borrower or any Subsidiary’s minority interest in such entity), (y) the Borrower and its applicable Subsidiaries have received all applicable regulatory approvals required for such transaction and (z) such transaction is permitted by the investment policy approved by the board of directors (or a committee thereof) of the Borrower or such Subsidiary, as applicable, or otherwise approved by the board of directors (or a committee thereof) of the Borrower or such Subsidiary, as applicable. For avoidance of doubt, Securitization Indebtedness may also constitute Mortgage Secured Financings.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at Adjusted Term SOFR (other than pursuant to clause (iv) of the definition of “Alternate Base Rate”).

“SOFR Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at Adjusted Term SOFR (other than pursuant to clause (iv) of the definition of “Alternate Base Rate”).

“Stated Rate” is defined in Section 2.21.

“Statutory Statements” means with respect to any Regulated Insurance Company for any fiscal year or quarter, the annual or quarterly financial statements, as applicable, of such Regulated Insurance Company as required to be filed with the Applicable Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

“Statutory Surplus” means as to any Regulated Insurance Company at any time, the aggregate amount of surplus as regards policyholders of such Regulated Insurance Company at such time (as determined in accordance with SAP), as set forth on page 3, line 37, column 1 of the most recent Statutory Statement of such Regulated Insurance Company (or equivalent page, line or statement, to the extent that any thereof is modified or replaced) or equivalent form in the applicable jurisdiction in which such Regulated Insurance Company operates.

“Subordinated Debt” of a Person means any Indebtedness of such Person the payment of which is unsecured and subordinated to payment of the Obligations under this Agreement to the written satisfaction of the Administrative Agent and which is on terms (including without limitation maturities, covenants and defaults) reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power to elect the board of directors of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power to elect the governing body of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Counterparty” means, with respect to any swap with the Administrative Agent or any Lender, any LC Issuer or any Affiliate of any of the foregoing, any Person or entity that is or becomes a party to such swap.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any swap between the Administrative Agent, any LC Issuer or any Lender or any Affiliate of any of the foregoing and one or more Swap Counterparties.

“Syndication Agent” means U.S. Bank National Association.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, including any interest, additions to tax and penalties applicable thereto.

“Term SOFR” means:

(a) for any Interest Period for a duration of one-month, three-months, or six-months for a SOFR Loan, the greater of (i) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator and (ii) the Floor; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; or

(b) for an Interest Period of any duration other than those specified in clause (a) of this definition of “Term SOFR”, for a SOFR Loan, Interpolated Term SOFR.

“Term SOFR Adjustment” means 0.10%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Adjusted Capital” means, as of any date of determination, the sum of (i) Statutory Surplus plus (ii) the Contingency Reserve Amount.

“Trade Date” is defined in Section 12.4(a).

“Transferee” is defined in Section 12.3(e).

“Type” means, with respect to any Advance, its nature as a Base Rate Advance or a ~~Eurocurrency~~SOFR Advance and, with respect to any Loan, its nature as a Base Rate Loan or a ~~Eurocurrency~~SOFR Loan.

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“U.S.” means the United States of America.

“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” is defined in Section 3.5(f).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary of which 100% of the beneficial ownership interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests shall at the time be so owned or controlled.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurocurrency~~SOFR Loan”) or by Class and Type (e.g., a “~~Eurocurrency~~SOFR Revolving Loan”). Advances also may be classified and referred to by Class (e.g., a “Revolving Advance”) or by Type (e.g., a “~~Eurocurrency~~SOFR Advance”) or by Class and Type (e.g., a “~~Eurocurrency~~SOFR Revolving Advance”).

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth in the Loan Documents), (b) any definition of or reference to any statute, rule or regulation in any Loan Document shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference in any Loan Document to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth in the Loan Documents) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

ARTICLE II

THE CREDITS

2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower in Dollars and participate in Facility LCs issued upon the request of the Borrower; provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, (i) the amount of such Lender’s Outstanding Credit Exposure shall not exceed its Commitment and (ii) the Aggregate Outstanding Credit Exposures shall not exceed the Aggregate Commitment.

Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow the Revolving Loans at any time prior to the Facility Termination Date. Unless previously terminated, all of the Commitments shall terminate on the Facility Termination Date. Each LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

2.2. Required Payments; Termination. If at any time the amount of the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment, the Borrower shall immediately make a payment on the Loans or Cash Collateralize LC Obligations sufficient to eliminate such excess. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations under this Agreement and the other Loan Documents shall be paid in full by the Borrower on the Facility Termination Date.

2.3. Ratable Loans; Types of Advances. Each Advance hereunder shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares. The Advances may be Base Rate Advances or ~~Eurocurrency~~SOFR Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

2.4. Offer to Repay.

(a) If the Borrower or any of its Subsidiaries is an obligor on any Other Debt Agreement (which, in the case of the Borrower only, shall include unfunded commitments) in an aggregate principal amount in excess of $175,000,000 that has a maturity date that is earlier than 91 days after the Facility Termination Date (any such indebtedness, the “Earlier Maturing Debt”), unless on a date (the “Offer Date”) that is at least 121 days but no more than 150 days prior to the maturity of such Earlier Maturing Debt, the maturity date of such Earlier Maturing Debt has been extended to be, or refinanced with new debt that matures, no earlier than 91 days after the Facility Termination Date, then the Borrower shall offer to repay the outstanding Revolving Loans and terminate the Commitments of all Lenders if the Liquidity Condition is not satisfied on the 91st day prior to the maturity date of the Earlier Maturing Debt (the “Repayment Offer”); provided that (i) a Lender may accept the Repayment Offer with respect to all of its Loans and Commitments but not less than all, (ii) Borrower shall provide a written notice to the Administrative Agent at least five (5) business days prior to the Offer Date that it is offering to repay the Loans and terminate the Commitment of any Lender that affirmatively accepts such offer in writing to the Administrative Agent within thirty (30) calendar days of the Offer Date if the Liquidity Condition is not satisfied on the Prepayment Date and thereafter the Administrative Agent shall promptly distribute such notice from the Borrower to each Lender and any Lender that does not accept such offer within thirty (30) calendar days of the Offer Date will be deemed to have rejected such Repayment Offer with respect to the applicable Earlier Maturity Debt, (iii) on the date that is 91 days prior to the maturity of the applicable Earlier Maturity Debt (the “Prepayment Date”) if the Liquidity Condition is not then satisfied, the Borrower shall repay in full the outstanding Loans, all other Obligations and terminate the Commitment of any Lender who has accepted the Repayment Offer in accordance with the preceding clause (ii); provided that if the Borrower is not required to make a repayment because it has satisfied the Liquidity Condition it must maintain Available Liquidity from the Prepayment Date until repayment of the applicable Earlier Maturity Debt.

(b) The purchase price for the Loans shall be equal to the outstanding principal amount of such Loans, plus accrued and unpaid interest thereon and the accrued and unpaid Commitment Fees and accrued and unpaid LC Fees payable to such Lender as of the date of repayment. Once paid, the Borrower shall have no further obligations to such Lender; provided that such Lender shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement.

2.5. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender, to the extent it remains a Defaulting Lender, all in accordance with the terms of Section 2.22) according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment (excluding, for this purpose, the undrawn Commitments of any Defaulting Lender, to the extent it remains a Defaulting Lender, all in accordance with the terms of Section 2.22) from the date hereof to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility Termination Date.

2.6. Minimum Amount of Each Advance. Each ~~Eurocurrency~~SOFR Advance shall be in the minimum amount of $5,000,000 and incremental amounts in integral multiples of $1,000,000, and each Base Rate Advance shall be in the minimum amount of $5,000,000 and incremental amounts in integral multiples of $1,000,000; provided, however, that any Base Rate Advance may be in the amount of the Available Aggregate Commitment.

2.7. Reductions in Aggregate Commitment; Optional Principal Payments. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least three (3) Business Days’ prior written notice, in the form of Exhibit I hereto, to the Administrative Agent by 11:00 a.m. (New York City time), which notice shall specify the amount of any such reduction; provided, however, that, subject to the immediately following sentence, the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. For the avoidance of doubt, the Borrower may reduce the Aggregate Commitment to zero at any time in accordance with the foregoing notice requirements if the principal and interest on the Loans, all Reimbursement Obligations, the fees, expenses and other amounts payable under the Loan Documents and all other Obligations (in each case, other than obligations not yet due and payable under any Rate Management Transaction or arising from any Cash Management Services, any Obligations that are Cash Collateralized and any Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash. All accrued and unpaid commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder. The Borrower may from time to time pay, without penalty or premium, all outstanding Base Rate Advances, or, in a minimum aggregate amount of $5,000,000 and incremental amounts in integral multiples of $1,000,000 (or the aggregate amount of the outstanding Revolving Loans at such time), any portion of the aggregate outstanding Base Rate Advances upon same day notice, in the form of Exhibit I hereto, by 12:00 noon (New York City time) to the Administrative Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding ~~Eurocurrency~~SOFR Advances, or, in a minimum aggregate amount of $5,000,000 and incremental amounts in integral multiples of $1,000,000 (or the aggregate amount of the outstanding Revolving Loans at such time), any portion of the aggregate outstanding ~~Eurocurrency~~SOFR Advances upon at least three (3) Business Days’ prior written notice, in the form of Exhibit I hereto, to the Administrative Agent by 12:00 noon (New York City time).

Any Commitment reduction notice and any payment notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

2.8. Method of Selecting Types and Interest Periods for New Advances.

(a) The Borrower shall select the Type of Advance and, in the case of each ~~Eurocurrency~~SOFR Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit C-1 (a “Borrowing Notice”) not later than 10:00 a.m. (New York City time) one Business Day prior to the Borrowing Date of each Base Rate Advance or three (3) Business Days before the Borrowing Date for each ~~Eurocurrency~~SOFR Advance specifying:

(i) the Borrowing Date, which shall be a Business Day, of such Advance,

(ii) the aggregate amount of such Advance,

(iii) the Type of Advance selected, and

(iv) in the case of each ~~Eurocurrency~~SOFR Advance, the Interest Period applicable thereto.

(b) Not later than 12:00 noon (New York City time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower on the Borrowing Date at the Administrative Agent’s aforesaid address.

2.9. Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods. Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into ~~Eurocurrency~~SOFR Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each ~~Eurocurrency~~SOFR Advance shall continue as a ~~Eurocurrency~~SOFR Advance until the end of the then applicable Interest Period therefor, at which time such ~~Eurocurrency~~SOFR Advance shall be automatically converted into a Base Rate Advance unless (x) such ~~Eurocurrency~~SOFR Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such ~~Eurocurrency~~SOFR Advance continue as a ~~Eurocurrency~~SOFR Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Base Rate Advance into a ~~Eurocurrency~~SOFR Advance. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit C-2 (a “Conversion/Continuation Notice”) of each conversion of a Base Rate Advance into a ~~Eurocurrency~~SOFR Advance, conversion of a ~~Eurocurrency~~SOFR Advance to a Base Rate Advance, or continuation of a ~~Eurocurrency~~SOFR Advance not later than 10:00 a.m. (New York City time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

(i) the requested date, which shall be a Business Day, of such conversion or continuation,

(ii) the Type of the Advance which is to be converted or continued, and

(iii) the amount of such Advance which is to be converted into or continued as a ~~Eurocurrency~~SOFR Advance and the duration of the Interest Period applicable thereto.

After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same Type, there shall be no more than six (6) Interest Periods in effect hereunder.

Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

2.10. Interest Rates. Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a ~~Eurocurrency~~SOFR Advance into a Base Rate Advance pursuant to Section 2.9 hereof, to but excluding the date it becomes due or is converted into a ~~Eurocurrency~~SOFR Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Base Rate for such day; provided, that if a Base Rate Advance is due as a result of an Event of Default or is otherwise outstanding during the continuance of an Event of Default, the Base Rate shall continue to apply thereto plus such other amounts as required under Section 2.11. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each ~~Eurocurrency~~SOFR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the ~~interest rate~~Adjusted Term SOFR as determined by the Administrative Agent as applicable to such ~~Eurocurrency~~SOFR Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and the Pricing Schedule. No Interest Period may end after the Facility Termination Date.

2.11. Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Sections 2.8, 2.9 or 2.10, during the continuance of an Event of Default the Required Lenders may, at their option, by written notice from the Administrative Agent to the Borrower (which written notice may be retroactive and may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a ~~Eurocurrency~~SOFR Advance. After the occurrence of an Event of Default, upon written notice of the Administrative Agent to the Borrower (which notice may be retroactive), all overdue amounts shall bear interest at a rate per annum equal to (i) in the case of overdue principal of any Revolving Loan or Reimbursement Obligations, 2.00% plus the rate otherwise applicable to such Revolving Loan or Reimbursement Obligation as provided in Section 2.10 and (ii) in the case of any other overdue amount, 2.00% plus the rate that would apply under Section 2.10 to any Base Rate Loans.

2.12. Method of Payment.

(a) Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made. All payments of the Obligations under this Agreement and the other Loan Documents shall be made, without setoff, deduction, or counterclaim, except as provided in Section 3.5, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 12:00 noon (New York City time) on the date when due and shall (except (i) in the case of Reimbursement Obligations for which the relevant LC Issuer has not been fully indemnified by the Lenders or (ii) as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the relevant LC Issuer, in the case of payments required to be made by the Borrower to such LC Issuer pursuant to Section 2.19(f).

(b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Facility Termination Date.

2.13. Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided further, that if such accounts are inconsistent with the Register, the Register shall prevail; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Loans be evidenced by a promissory note representing its Revolving Loans substantially in the form of Exhibit D (each a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to such Lender. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the registered payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b)(i) and (ii) above.

2.14. Electronic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on written electronic notices made by any authorized Person or Persons the Administrative Agent or any Lender reasonably and in good faith believes to be authorized by and acting on behalf of the Borrower. The Borrower agrees to deliver promptly, on the same Business Day as the delivery of any such written electronic notice to the Administrative Agent, a written confirmation in the form of a Borrowing Notice or Conversion/Continuation Notice, as applicable (and if no such Borrowing Notice or Conversion/Continuation Notice, as applicable, is delivered, the Administrative Agent and Lenders will be entitled to not take any action until the same is provided at the time required pursuant to the terms of this Agreement). If the Borrowing Notice or Conversion/Continuation Notice, as applicable, differs in any material respect from the written electronic notice, the Borrowing Notice or Conversion/Continuation Notice, as applicable, shall govern.

2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Advance shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the date hereof, and on the Facility Termination Date. Interest accrued on each ~~Eurocurrency~~SOFR Advance shall be payable on the last day of its applicable Interest Period, on any date on which the ~~Eurocurrency~~SOFR Advance is prepaid, whether by acceleration or otherwise, and on the Facility Termination Date. Interest accrued on each ~~Eurocurrency~~SOFR Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued pursuant to Section 2.11 shall be payable on demand. Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest computed by reference to the Alternate Base Rate shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (New York City time) at the place of payment. If any payment of principal of or interest on an Advance would otherwise become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the relevant LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify the Borrower and each Lender of the interest rate applicable to each ~~Eurocurrency~~SOFR Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate.

2.17. Lending Installations. Each Lender may book its Advances and its participation in any LC Obligations and each LC Issuer may book the Facility LCs issued by such LC Issuer at any Lending Installation selected by such Lender or such LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the relevant LC Issue, as the case may be, for the benefit of any such Lending Installation. Each Lender and each LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.18. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19. Facility LCs.

(a) Issuance. Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit denominated in Dollars (each, a “Facility LC”) requested by the Borrower or any of its Subsidiaries as the applicant or co-applicant thereof for the support of the Borrower’s or its Subsidiaries’ obligations and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $50,000,000, and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment; provided, that no LC Issuer identified in clause (a) of the definition thereof shall have any obligation to issue any Facility LC if, after giving effect thereto, the LC Obligations in respect of Facility LCs issued by such LC Issuer would exceed, (i) in the case of RBC, $25,000,000 and (ii) in the case of U.S. Bank, $25,000,000 (it being understood and agreed that any such LC Issuer may consent to issue Facility LCs in excess of such amounts in its sole discretion upon request of any Borrower so long as the aggregate amount of Facility LCs and LC Obligations that are permitted to be issued under this Agreement would not exceed $50,000,000 after giving effect to any such issuance or Modification. The Borrower unconditionally and irrevocably agrees that, in connection with any Facility LC issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of all payments made by the LC Issuers in respect of Facility LCs in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.19(d) to the same extent as if it were the sole account party in respect of such Facility LC (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Facility LC). No Facility LC shall have an expiry date later than the earlier to occur of (x) the fifth Business Day prior to the Facility Termination Date and (y) one (1) year after its issuance; provided, however, that the expiry date of a Facility LC may be up to one (1) year later than the fifth Business Day prior to the Facility Termination Date if the Borrower has Cash Collateralized such Facility LC on or before the fifth Business Day prior to the Facility Termination Date in an amount equal to at least 103% of the LC Obligations with respect to such Facility LC.

(b) Participations. Upon the issuance or Modification by the relevant LC Issuer of a Facility LC, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

(c) Notice. Subject to Section 2.19(a), the Borrower shall give the Administrative Agent and the applicable LC Issuer notice prior to 10:00 a.m. (New York City time) at least three (3) Business Days (or such shorter period of time as the Borrower and the related LC Issuer may agree upon) prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Administrative Agent shall promptly notify the relevant LC Issuer and each Lender of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by any LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (if, in the case of a Modification, such Modification renews, increases the amount of, or extends the expiry date of a Facility LC), be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested in form and substance reasonably satisfactory to such LC Issuer (each, a “Facility LC Application”). No LC Issuer shall have any independent duty to ascertain whether any of the applicable conditions set forth in Article IV have been satisfied; provided, however, that no LC Issuer shall issue a Facility LC if, on or before the proposed date of issuance, the relevant LC Issuer shall have received notice from the Administrative Agent or the Required Lenders that any such applicable condition has not been satisfied or waived. In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

(d) LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for ~~Eurocurrency~~SOFR Loans in effect from time to time on the average daily amount available to be drawn under such Facility LC, such fee to be payable in arrears on each Payment Date (the “LC Fee”). The Borrower shall also pay to the relevant LC Issuer for its own account (x) a fronting fee in an amount agreed upon between such LC Issuer and the Borrower and (y) promptly after demand accompanied by supporting documentation in reasonable detail, all amendment, drawing and other fees regularly charged by such LC Issuer to its letter of credit customers generally and all reasonable and documented out-of-pocket expenses incurred by such LC Issuer in connection with the issuance, Modification, administration or payment of any Facility LC.

(e) Administration; Reimbursement by Lenders. Upon receipt of any demand for payment under any Facility LC from the beneficiary of such Facility LC, the relevant LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date. The responsibility of the relevant LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity with such Facility LC. Each LC Issuer shall exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19(f) below and there is no Cash Collateral available to cover the same, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (New York City time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the relevant LC Issuer for any amounts paid by such LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind (other than the demand contemplated hereby); provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the bad faith, breach of contract, willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Such reimbursement shall be due on the date such LC Issuer makes demand to the Borrower therefor or, if such demand is made after 11:00 a.m. (New York City time) on the date of demand or at any time on a day that is not a Business Day, then such reimbursement shall be due by 11:00 a.m. on the next succeeding Business Day. All such amounts paid by the relevant LC Issuer and remaining unpaid by the Borrower after such amounts are due in accordance with the foregoing shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2.00% per annum plus the rate applicable to Base Rate Advances for such day. The relevant LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.19(e). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

(g) Obligations Absolute. The Borrower’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. Nothing in this Section 2.19(g) is intended to limit the right of the Borrower to make a claim against any LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19(f).

(h) Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying upon, any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document reasonably and in good faith believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer in good faith and with reasonable care. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement that could reasonably be expected to expose such LC Issuer to liability for which it would not be entitled to indemnity or reimbursement hereunder, unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, each LC Issuer shall in all cases, with respect to the other Lenders only, be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

(i) Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements of one counsel for all indemnitees) which such Lender, such LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements of one counsel for all indemnitees) which such LC Issuer may incur (i) by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, any LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the bad faith, breach of contract, willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19(i) is intended to limit the obligations of the Borrower under any other provision of this Agreement. This Section 2.19(i) shall not apply with respect to Taxes other than any Taxes that represent claims, damages, losses, liabilities, costs or expenses arising from any non-Tax claim.

(j) Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the relevant LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC issued by such LC Issuer after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

(k) Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

(l) Separate Reimbursement Agreement. In the event any LC Issuer enters into a separate reimbursement agreement with the Borrower covering the Facility LCs issued by such LC Issuer and the terms of such reimbursement agreement conflict with or contradict the terms of this Agreement, the terms of this Agreement shall control.

(m) LC Issuer Agreements. Each LC Issuer agrees that, unless otherwise requested by the Administrative Agent, such LC Issuer shall report in writing to the Administrative Agent (i) on the first Business Day of each month, the daily activity (set forth by day) in respect of Facility LCs during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such LC Issuer expects to issue, amend, renew or extend any Facility LC, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Facility LCs to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such LC Issuer shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Facility LC to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such LC Issuer makes any payment pursuant to a Facility LC, the date of such payment and the amount of such payment, (iv) on any Business Day on which the Borrower fails to reimburse a payment made by an LC Issuer in respect of a Facility that is required to be reimbursed to such LC Issuer on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(n) Resignation as LC Issuer. Any LC Lender may resign as LC Issuer upon 30 days prior written notice to the Administrative Agent, the Lenders and the Borrower. Any LC Issuer may be removed or replaced at any time by written agreement among the Borrower, the Administrative Agent and, in the case of a replacement, the successor LC Issuer. The Administrative Agent shall notify the Lenders of any such removal or replacement of such LC Issuer. At the time any such removal, replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the removed or replaced LC Issuer. From and after the effective date of any such removal, replacement or resignation, (a) any successor LC Issuer shall have all the rights and obligations of the LC Issuer under this Agreement with respect to Facility LCs to be issued thereafter and (b) references herein to the term “LC Issuer” shall be deemed to refer to such successor or to any previous LC Issuer, or to such successor and all previous LC Issuer, as the context shall require. After the removal, replacement or resignation of an LC Issuer hereunder, the removed, replaced or resigned LC Issuer shall remain a party hereto to the extent that Facility LCs issued by it remain outstanding and shall continue to have all the rights and obligations of an LC Issuer under this Agreement with respect to the Facility LCs issued by it prior to such removal, replacement or resignation, but shall not be required to issue additional Facility LCs.

2.20. Replacement of Lender. If the Borrower is required pursuant to Sections 3.1, 3.2 or 3.5 to make any additional payment to any Lender (or any of its Participants) or any Governmental Authority for the account of any Lender (or any of its Participants), or if any Lender (or any of its Participants) notifies the Borrower of a Change in Law or a change in the Risk-Based Capital Guidelines and of such Lender’s (or Participant’s) intention to claim compensation therefor under Section 3.1 or 3.2, or if any Lender’s obligation to make or continue, or to convert Base Rate Advances into, ~~Eurocurrency~~SOFR Advances shall be suspended pursuant to Section 3.3 or if any Lender defaults in its obligation to make a Loan or reimburse the relevant LC Issuer pursuant to Section 2.19(e) or if any Lender declines to approve a proposed amendment, supplement, consent, waiver or other modification of this Agreement or any other Loan Document that requires the vote of each Lender or each Lender directly affected thereby that is approved by the Required Lenders or if any Lender becomes a Defaulting Lender or the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur) (any Lender so affected an “Affected Lender”), the Borrower may elect to replace such Affected Lender as a Lender party to this Agreement; provided that (i) no Event of Default shall have occurred and be continuing at the time the Borrower gives notice to the Administrative Agent and such Lender of its intent to replace such Lender and (ii) if the Borrower is requesting to replace such Lender pursuant to additional payments required to be paid to such Lender (or any of its Participants) under Section 3.1, 3.2 or 3.5, any replacement Lender would not have required some or all of such payments under Sections 3.1, 3.2 or 3.5, as applicable, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash at par the Advances and other Obligations due to the Affected Lender under this Agreement and the other Loan Documents pursuant to an assignment substantially in the form of Exhibit B and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2, 3.4 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender. If any Affected Lender fails to execute the documentation required to effectuate an assignment contemplated by the foregoing within one Business Day after receipt of such documentation, each Lender hereby authorizes and directs the Borrower to execute and deliver such documentation on behalf of such Affected Lender.

2.21. Limitation of Interest. The provisions of this Section 2.21 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.21, even if such provision declares that it controls. As used in this Section 2.21, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law; provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of this Agreement. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the applicable laws (if any) of the United States or of any applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of this Agreement at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.21, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Loan or any other Obligation outstanding hereunder or under the other Loan Documents is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower’s Obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

2.22. Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuers; third, to Cash Collateralize the LC Issuers’ Fronting Exposure with respect to such Defaulting Lender on a pro rata basis in accordance with Section 2.22(d); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to the Lenders or LC Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; eighth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Outstanding Credit Exposure of such Lenders to the Aggregate Outstanding Exposure of all Lenders equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Facility LCs; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Facility LC issuances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the relevant Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(A) Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(d).

(B) With respect to any LC Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each LC Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 9.13, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the LC Issuers’ Fronting Exposure on a pro rata basis in accordance with the procedures set forth in Section 2.22(d).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the LC Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Facility LCs. So long as any Lender is a Defaulting Lender, no LC Issuer shall be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any LC Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize such LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the relevant LC Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the relevant LC Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower or such Defaulting Lender, as appropriate, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.

(iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22(d) (i) following the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) to the extent the amount of Cash Collateral exceeds the Minimum Collateral Amount; provided that, subject to this Section 2.22 the Person providing Cash Collateral and such LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations. Any Cash Collateral no longer required to be held as a result of the immediately preceding sentence shall be promptly returned, and in any event within five (5) Business Days, by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

2.23. Increase Option. The Borrower may from time to time until the Facility Termination Date elect to increase the Commitments in minimum increments of $10,000,000 or such lower amount as the Borrower and the Administrative Agent agree upon, so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $125,000,000. The Borrower may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment an “Increasing Lender”), and/or by one or more new banks, financial institutions or other entities that are Eligible Assignees (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments or provide new Commitments, as the case may be; provided that (i) each Augmenting Lender and each Increasing Lender shall be subject to the approval of the Borrower, the Administrative Agent and the LC Issuers, in each case not to be unreasonably withheld, conditioned or delayed, and (ii)(x) in the case of an Increasing Lender, the Borrower and such

Increasing Lender execute an agreement substantially in the form of Exhibit E hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit F hereto. No consent of any Lender (other than the Lenders participating in the increase) shall be required for any increase in Commitments pursuant to this Section 2.23. Increases and new Commitments created pursuant to this Section 2.23 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.2 shall be satisfied or waived by the relevant Increasing Lenders and/or Augmenting Lenders, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrower and (B) the Borrower shall be in compliance (on a pro forma basis) with the financial covenants set forth in Section 6.18 and (ii) the Administrative Agent shall have received such other documents and legal opinions as the Administrative Agent may reasonably request as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Pro Rata Share of such outstanding Revolving Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.3). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each ~~Eurocurrency~~SOFR Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods. Nothing contained in this Section 2.23 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

Notwithstanding anything to the contrary in this Agreement, each of the parties hereto hereby agrees that, on any effective date of any increase in the Commitments, this Agreement may be amended to the extent (but only to the extent) necessary to reflect the increased Commitments evidenced thereby. Any such amendment may be effected in writing by the Administrative Agent with the consent of the Borrower (not to be unreasonably withheld) and furnished to the other parties hereto.

This Section 2.23 shall supersede any provision in Section 8.3 to the contrary.

2.24. Benchmark Replacement Setting.

(a) Benchmark Replacement.

~~(i)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior ~~to the Reference Time in respect of~~ any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (~~1) or (2~~a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Adjusted Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

~~(ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then Term SOFR will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.~~

(b) ~~Benchmark Replacement~~ Conforming Changes. In connection with the use, administration, adoption or implementation of SOFR, Term SOFR or a Benchmark Replacement ~~(including, for the avoidance of doubt, in connection with the occurrence of a Term SOFR Transition Event)~~, as applicable, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of SOFR or Term SOFR, as applicable.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) ~~any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii)~~ the implementation of any Benchmark Replacement, (~~iii~~ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (~~iv~~iii ) the removal or reinstatement of any tenor of a Benchmark pursuant to ~~clause~~ Section 2.24(d) ~~below~~ and (~~v~~iv ) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section ~~titled “Benchmark Replacement,”~~2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section ~~titled “Benchmark Replacement.”~~2.24.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative ~~for a Benchmark (including a Benchmark Replacement)~~, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a ~~Eurodollar Borrowing~~SOFR Loan of, conversion to or continuation of ~~Eurodollar~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ~~ABR~~Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ~~ABR~~Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ~~ABR~~Base Rate.

(f) Certain Defined Terms. As used in this ~~Section  2.24~~Agreement:

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section titled “Benchmark Replacement.”~~

“Adjusted Daily Simple SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Daily Simple SOFR plus (b) the Benchmark Replacement Adjustment.

“Benchmark” means, initially, ~~USD LIBOR~~Adjusted Term SOFR; provided that if a Benchmark Transition Event ~~or an Early Opt-in Election or a Term SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have~~has occurred with respect to ~~USD LIBOR~~Adjusted Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~clause (a) of this Section titled “Benchmark Replacement”;~~Section 2.24(a).

~~“Benchmark Replacement” means:~~

~~(a) in the case of any~~ “Benchmark ~~Transition Event or Early Opt-in Election, for any Available Tenor,~~Replacement” means the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2) the sum of:~~ (a) Adjusted Daily Simple SOFR ~~and (b) the related Benchmark Replacement Adjustment~~; or

(~~3~~b) the sum of: (~~a~~i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (~~i~~A ) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~ii~~B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for~~to the then-current Benchmark for ~~U.S. dollar-denominated~~Dollar-denominated syndicated credit facilities ~~at such time~~ and (~~b~~ii) the related Benchmark Replacement Adjustment~~;~~.

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or~~

~~(b) in the case of a Term SOFR Transition Event, the sum of (x) Term SOFR and (y) the related Benchmark Replacement Adjustment.~~

If the Benchmark Replacement as determined pursuant to clause (a) ~~(1), (2) or (3)~~ or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1) for purposes of clauses (a) (1) and (2) and clause (b) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (a) (3) of the definition of~~ “Benchmark Replacement~~,”~~ Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower ~~for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. ~~dollar- denominated~~dollar-denominated syndicated credit facilities~~; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~ at such time.

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the~~

~~Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public statement or publication of information referenced therein;~~on which such Benchmark (or the published component used in the calculation thereof), as determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof), ceases to be representative.

~~(3) in the case of a Term SOFR Transition Event, the date that is ten Business Days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 13.1; or~~

~~(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the~~such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ~~this~~ Section ~~titled “Benchmark Replacement”~~2.24 and (y) ending at the time that a Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ~~this~~ Section ~~titled “Benchmark Replacement.”~~2.24.

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“ Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S.

Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.24 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is necessary in connection with the administration of this Agreement and the other Loan Documents).

“Daily Simple SOFR” means, for any day~~,~~ (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”), with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its ~~reasonable~~ discretion.

~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

~~“Floor” means zero percent (0.0%).~~

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.~~

~~“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.~~

~~“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.~~

~~“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~

~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor and (b) the administration of Term SOFR is administratively feasible for the Administrative Agent.~~

~~“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.~~

~~“USD LIBOR” means the London interbank offered rate for U.S. dollars.~~

ARTICLE III

YIELD PROTECTION; TAXES

3.1. Yield Protection. If, after the date of this Agreement, there occurs any Change in Law which:

(a) subjects any Lender or any applicable Lending Installation, any LC Issuer, or the Administrative Agent to any Taxes (other than with respect to Indemnified Taxes, Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to ~~Eurocurrency~~SOFR Advances), or

(c) imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or any LC Issuer of making, funding or maintaining its ~~Eurocurrency~~SOFR Loans or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or any LC Issuer in connection with its ~~Eurocurrency~~SOFR Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of ~~Eurocurrency~~SOFR Loans, Facility LCs or participations therein or interest or LC Fees received by it, by an amount deemed material by such Lender or such LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Commitment or of issuing or participating in Facility LCs or to reduce the amount received by such Person in connection with such Loans or Commitment, Facility LCs or participations therein, then, within thirty (30) days after receipt by the Borrower of written demand by such Person in accordance with Section 3.6, the Borrower shall pay such Person, as the case may be, such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received, as such Person reasonably determines (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of such Person under agreements having provisions similar to this Section 3.1 after consideration of such factors as such Person then reasonably determines to be relevant). Failure or delay on the part of any such Person to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Person pursuant to this Section 3.1 for any increased costs or reductions suffered more than 270 days prior to the date that such Person notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor in accordance herewith; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.2. Changes in Capital Adequacy Regulations. If a Lender or any LC Issuer reasonably determines that the amount of capital or liquidity required or expected to be maintained by such Lender or such LC Issuer, any Lending Installation of such Lender or such LC Issuer, or any corporation or holding company controlling such Lender or such LC Issuer is increased as a result of (i) a Change in Law or (ii) any change on or after the date of this Agreement in the Risk-Based Capital Guidelines, then, within thirty (30) days after receipt by the Borrower of written demand by such Lender or such LC Issuer in accordance with Section 3.6, the Borrower shall pay such Lender or such LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender or such LC Issuer reasonably determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or such LC Issuer’s policies as to capital adequacy or liquidity), in each case that is attributable to such Change in Law or change in the Risk-Based

Capital Guidelines, as applicable, as such amount is reasonably determined by such Lender or LC Issuer (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or LC Issuer under agreements having provisions similar to this Section 3.2 after consideration of such factors as such Lender or LC Issuer then reasonably determines to be relevant). Failure or delay on the part of such Lender or such LC Issuer to demand compensation pursuant to this Section 3.2 shall not constitute a waiver of such Lender’s or such LC Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or any LC Issuer pursuant to this Section 3.2 for any shortfall suffered more than 270 days prior to the date that such Lender or such LC Issuer notifies the Borrower of the Change in Law or change in the Risk-Based Capital Guidelines giving rise to such shortfall and of such Lender’s or such LC Issuer’s intention to claim compensation therefor in accordance herewith; provided further, that if the Change in Law or change in Risk-Based Capital Guidelines giving rise to such shortfall is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.3. Availability of Types of Advances; Adequacy of Interest Rate. If the Administrative Agent or the Required Lenders determine that deposits of a type and maturity appropriate to match fund ~~Eurocurrency~~SOFR Advances are not available to such Lenders in the relevant market or the Administrative Agent, in consultation with the Lenders, determines that the interest rate applicable to ~~Eurocurrency~~SOFR Advances is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining ~~Eurocurrency~~SOFR Advances, then the Administrative Agent shall promptly notify the Borrower thereof and suspend the availability of ~~Eurocurrency~~SOFR Advances and require any affected ~~Eurocurrency~~SOFR Advances to be repaid or converted to Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4. Any such suspension shall continue for so long as the unavailability exists or the rate is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining ~~Eurocurrency~~SOFR Advances. Promptly, and in any event within five (5) Business Days, after those conditions cease to exist, the Administrative Agent shall notify the Borrower thereof and such suspension shall terminate.

3.4. Funding Indemnification. If (a) any payment of a ~~Eurocurrency~~SOFR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a ~~Eurocurrency~~SOFR Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, (c) a ~~Eurocurrency~~SOFR Loan is converted other than on the last day of the Interest Period applicable thereto, (d) the Borrower fails to borrow, convert, continue or prepay any ~~Eurocurrency~~SOFR Loan on the date specified in any notice delivered pursuant hereto, or (e) any ~~Eurocurrency~~SOFR Loan is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, the Borrower will indemnify each Lender for such Lender’s costs, expenses and Interest Differential (as reasonably determined by such Lender in a manner consistent with its other credit facilities generally) incurred as a result of such prepayment. The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the Lender resulting from prepayment, calculated as the difference between the amount of interest such Lender would have earned (from the investments in money markets as of the Borrowing Date of such Advance) had prepayment not occurred and the interest such Lender will actually earn (from like investments in money markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. The Borrower hereby acknowledges that the Borrower shall be required to pay Interest Differential with respect to any portion of the principal balance paid or that becomes due before its scheduled due date, whether voluntarily, involuntarily, or otherwise, including, without limitation, any principal payment made following default, demand for payment, acceleration, collection proceedings, foreclosure, sale or other disposition of collateral, bankruptcy or other insolvency proceedings, eminent domain, condemnation or otherwise. Such prepayment fee shall at all times be an Obligation as well as an undertaking by the Borrower to the Lenders whether arising out of a voluntary or mandatory prepayment.

3.5. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Loan Parties shall indemnify the applicable Lender or the Administrative Agent, within thirty (30) days after receipt by the Borrower of written demand by such Person in accordance with the last sentence of this clause (c), for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, together with reasonably available supporting documentation, delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, in each case contemporaneously with the demand for payment, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within fifteen (15) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to the Administrative Agent the original or a copy of a receipt issued, if any, by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2) copies of executed IRS Form W-8ECI;

(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Non-U.S. Lender is not the beneficial owner, copies of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of any other executed form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) For purposes of Section 3.5, the term “Lender” includes each LC Issuer.

3.6. Selection of Lending Installation; Mitigation Obligations; Lender Certificates; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its ~~Eurocurrency~~SOFR Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of ~~Eurocurrency~~SOFR Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written certificate of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5 (other than Section 3.5(c)). Such written certificate shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of clearly demonstrable error. Determination of amounts payable under such Sections in connection with a ~~Eurocurrency~~SOFR Loan shall be calculated as though each Lender funded its ~~Eurocurrency~~SOFR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the ~~Eurocurrency~~SOFR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written certificate of any Lender shall be payable within thirty (30) days after demand after receipt by the Borrower of such written certificate. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

3.7. Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (such notice, an “Illegality Notice”), (a) any obligation of such Lender to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loan to such day, or immediately, if all affected Lenders may not lawfully continue to maintain such SOFR Loan, in each case, until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion following receipt of an Illegality Notice, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Sections 3.1, 3.2, 3.3 and 3.4.

ARTICLE IV

CONDITIONS PRECEDENT

4.1. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless each of the following conditions is satisfied:

(a) The Administrative Agent shall have received executed counterparts from each of the Loan Parties of this Agreement and, if there are any Guarantors on the Effective Date, the Guaranty.

(b) The Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, certifying that on the Effective Date (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

(c) The Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, certifying that on the Effective Date (i) since December 31, 2020 there has been no change in the business, assets, operations, performance, Property or financial condition of the Borrower and its Subsidiaries, taken as a whole, which would reasonably be expected to have a Material Adverse Effect, (ii) there exists no pending litigation or other proceeding that would reasonably be expected to have a Material Adverse Effect and (iii) all governmental, shareholder, corporate and third party consents in respect of the financings described in this Agreement have been obtained.

(d) The Administrative Agent shall have received a written opinion of Faegre Drinker Biddle & Reath LLP, in form and substance acceptable to the Administrative Agent, addressed to the Administrative Agent and the Lenders.

(e) The Administrative Agent shall have received such documents and certificates relating to the organization, existence and good standing of each of the Loan Parties, the authorization of the transactions contemplated hereby and any other legal matters relating to each of the Loan Parties, the Loan Documents or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel including:

(i) Notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.13(d);

(ii) Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the bylaws or other organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, (iv) the Good Standing Certificate (or analogous documentation if applicable) for such Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction, and (v) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of each Borrower) authorized to request an Advance or the issuance of a Facility LC hereunder.

(f) If the initial Credit Extension will include the issuance of a Facility LC, the Administrative Agent shall have received a properly completed Facility LC Application.

(g) The Administrative Agent shall have received all fees and other amounts due and payable hereunder and pursuant to the Fee Letters on or prior to the Effective Date, including, to the extent invoiced (in reasonable detail) at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(h) The Administrative Agent shall have received (i) all of the financial statements referred to in Section 5.4 and (ii) satisfactory annual projections of the Borrower and its Subsidiaries through 2025.

(i) Each Loan Party shall have provided the documentation and other information to the Administrative Agent and each Lender as they reasonably determine are required by bank regulatory authorities under applicable “know-your-customer” and Anti-Money Laundering Laws, including the Patriot Act, and if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification of the Borrower, at least five Business Days prior to the Effective Date.

(j) There will not exist (pro forma for the financing hereunder) any default or event of default under any existing Material Indebtedness of the Loan Parties.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

4.2. Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Borrowing Date:

(a) There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.

(b) The representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

(c) The Administrative Agent shall have received a Borrowing Notice or Facility LC Application, as applicable in accordance with Section 2.02(b).

(d) After making the Credit Extension requested on such Borrowing Date the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitments then in effect.

Each Borrowing Notice or Facility LC Application, as applicable, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders on behalf of itself and its Subsidiaries that on the Effective Date and, to the extent provided in Section 4.2, on the date of the making of each Credit Extension hereunder that:

5.1. Existence and Standing. Each of the Borrower and its Material Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent the failure to maintain such good standing status or authority would not reasonably be expected to have a Material Adverse Effect.

5.2. Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

5.3. No Conflict; Government Consent. Neither the execution and delivery by each Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance by it with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Loan Party or (ii) any Loan Party’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Loan Party pursuant to the terms of any such indenture, instrument or agreement, except to the extent that any such violation, conflict, default or Lien under this clause (iii) would not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Governmental Authority, in each of the foregoing cases which has not been obtained by the applicable Loan Parties, is required to be obtained by any Loan Party in connection with the execution and delivery by the Loan Parties of the Loan Documents (other than any customary post-closing filing with the U.S. Securities and

Exchange Commission as may be required), the borrowings under this Agreement, the payment and performance by the Borrower of the obligations hereunder or under any other Loan Document or the legality, validity, binding effect or enforceability against any Loan Party of any of the Loan Documents.

5.4. Financial Statements. The December 31, 2020 audited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP or SAP, as applicable, as in effect on the date such statements were prepared and fairly present, in all material respects, the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5. Material Adverse Change. Since December 31, 2020 there has been no change in the business, operations, Property or financial condition of the Borrower and its Subsidiaries, taken as a whole, which would reasonably be expected to have a Material Adverse Effect.

5.6. Taxes. The Borrower and its Subsidiaries have filed all U.S. federal and state income Tax returns and all other material Tax returns which are required to be filed by them and have paid all U.S. federal and state income Taxes and all other material Taxes due from the Borrower and its Subsidiaries, except (a) such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP or SAP, as applicable and/or (b) where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect.

5.7. Litigation and Contingent Obligations. There is no litigation, governmental investigation or proceeding pending or, to the knowledge of any of the Authorized Officers of the Borrower, threatened in writing against the Borrower or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, governmental investigation or proceeding, the Borrower has no material Contingent Obligations as of the Effective Date that, in accordance with GAAP or SAP, as applicable, were required to be provided for or disclosed in the financial statements referred to in Section 5.4 that were not so provided for or disclosed.

5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Material Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Material Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9. ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to each Plan or Multiemployer Plan, (a) the Borrower and all ERISA Affiliates have paid all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code, except where any such failure would not reasonably be expected to result in a lien under Section 430(k) of the Code or Title IV of ERISA, (b) neither the Borrower nor any ERISA Affiliate has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard and (c) no ERISA Event has occurred or is reasonably expected to occur.

5.10. Accuracy of Information. All written reports, financial statements, certificates and other written information (other than forecasts, projections, budgets, estimates and general market and industry data) (collectively, the “Information”) provided by or on behalf of the Borrower and the Guarantors to the Administrative Agent, any LC Issuer or any Lender in connection with the negotiations of this Agreement, are, as of the date such Information is provided and when taken as a whole with all other Information so provided, complete and correct in all material respects and when taken as a whole, did not and will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading; provided that with respect to projections, the Borrower represents only that the projections contained in such materials are based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made; it being understood and agreed that such projections as to future events are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the control of the Borrower and that actual results during the period or periods covered by any such projections may materially differ from the projected results.

5.11. Margin Regulations. No more than 25% of the value of the assets of the Borrower and its Subsidiaries constitutes Margin Stock. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Revolving Loans or any Facility LC) will violate or result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

5.12. Compliance With Laws. Except to the extent that noncompliance would not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries are in compliance with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

5.13. Ownership of Properties. Except as set forth in Schedule 5.13, on the date of this Agreement, each of the Borrower and its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in or other rights to use, all property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title or interest as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.14. Plan Assets; Prohibited Transactions. None of the assets of the Borrower or its Subsidiaries are “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor any Credit Extension hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, except to the extent the failure of any of the foregoing to be true would not reasonably be expected to have a Material Adverse Effect.

5.15. Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Property and operations of the Borrower and its Subsidiaries are in compliance with applicable Environmental Laws. None of the Borrower nor any of its Subsidiaries is subject to any liability under Environmental Laws that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its Property and/or operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material, which non-compliance or remedial action would reasonably be expected to have a Material Adverse Effect.

5.16. Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.17. Insurance. The Borrower and each of its Material Subsidiaries maintains (either in the name of the Borrower or in such Material Subsidiary’s own name) insurance on its property in accordance with Section 6.6.

5.18. Solvency. As of the Effective Date and, upon the incurrence of any Loan or any Facility LC by any Loan Party on the Effective Date and on any date on which this representation and warranty is made, and after giving effect to the application of the proceeds of any such Loan or Facility LC, as applicable:

(a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis (at fair valuation), exceeds their debts and liabilities (subordinated, contingent or otherwise), on a consolidated basis;

(b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities (subordinated, contingent or otherwise), on a consolidated basis, as such debts and other liabilities become absolute and matured;

(c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured; and

(d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Section 5.18, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

5.19. No Default. No Default or Event of Default has occurred and is continuing. No Loan Party or any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Material Indebtedness to which it may be subject or by which it or any of its properties may be bound, and no condition exists with respect to such Material Indebtedness which, with the giving of notice or the lapse of time or both, would reasonably be expected to constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

5.20. Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

(a) The Borrower and each of its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions. None of the Borrower or any of its Subsidiaries or any of their respective directors, officers or, to the knowledge of the Borrower, employees, agents or Affiliates, is a Sanctioned Person.

(b) The Borrower will not use, directly or indirectly, any part of the proceeds of any Loan or any Facility LC (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) in violation of Anti-Money Laundering Laws or (iii) in any manner that would constitute or give rise to a violation of any Sanctions by any party hereto, including any Lender.

(c) The Borrower and each of its Subsidiaries are in compliance in all material respects with Anti-Money Laundering Laws.

(d) The Borrower has implemented and maintains and enforces policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

5.21. Insurance Licenses. Each Regulated Insurance Company holds all licenses (including licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations necessary or otherwise required to transact insurance and reinsurance business (collectively, the “Insurance Licenses”) except any Insurance Licenses the failure of which to hold would not reasonably be expected to have a Material Adverse Effect. To the best of the Borrower’s knowledge, there is (i) no Insurance License that is the subject of a proceeding for suspension, revocation or limitation or similar proceedings, (ii) no sustainable basis for such suspension, revocation or limitation and (iii) no such suspension, revocation or limitation threatened by any Applicable Insurance Regulatory Authority, that, in each instance under (i), (ii) and (iii) above and either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

5.22. Insurance Business. All insurance policies issued by the Borrower or any Subsidiary are, to the extent required under applicable law, on forms approved by the insurance regulatory authorities of the jurisdiction where issued or have been filed with and not objected to by such authorities within the period provided for objection, except for those forms with respect to which a failure to obtain such approval or make such a filing without it being objected to, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

5.23. Use of Proceeds. The Borrower and its Subsidiaries will use the proceeds of the Revolving Loans and Facility LCs (a) for working capital, general liquidity, general corporate purposes (including, without limitation, permitted dividends), growth initiatives of the Borrower and its Subsidiaries, and for other purposes not prohibited by this Agreement, and (b) to pay fees, commissions and expenses incurred in connection with this Agreement.

ARTICLE VI

COVENANTS

During the term of this Agreement:

6.1. Financial Reporting. The Borrower will furnish to the Administrative Agent:

(a) Within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by PricewaterhouseCoopers LLP or other nationally recognized independent public accountants, which financial statements shall set forth in comparative form the figures for the previous year and which report shall be without a “going concern” or like qualification or exception or qualification as to scope of such audit (other than any “going concern” qualification arising out of an upcoming maturity date of any Material Indebtedness that is scheduled to occur within one year from the time such report is delivered).

(b) Within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to the absence of footnotes and to year-end audit adjustments) by the chief financial officer or treasurer of the Borrower as having been prepared in accordance with GAAP and being fairly stated in all material respects.

(c) (i) Together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit A signed by an Authorized Officer of the Borrower showing the calculations necessary to determine compliance with Section 6.18 of this Agreement and stating that, to the knowledge of such Authorized Officer, no Default or Event of Default exists, or if any Default or Event of Default exists of which such Authorized Officer has knowledge, stating the nature and status thereof and (ii) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet and a projected consolidated income statement of the Borrower and its Subsidiaries and projected cash flow of the Borrower, in each case as of the end of the following fiscal year, and a description of the significant underlying assumptions applicable thereto) (collectively, the “Projections”).

(d) Promptly after the date of filing with the U.S. Securities and Exchange Commission, copies of all financial statements and reports that the Borrower sends to its shareholders generally, and copies of all financial statements and regular, periodic or special reports (including any report on Form 8-K) that the Borrower or any Subsidiary may make to, or file with, the U.S. Securities and Exchange Commission.

(e) Such other information (including non-financial information and environmental reports) as the Administrative Agent for itself (or at the request of any Lender) may from time to time reasonably request.

(f) By no later than the following dates, a copy of each Statutory Statement filed, or required to be filed, by each Regulated Insurance Company that is a Material Subsidiary and, upon written request from the Administrative Agent, any other Regulated Insurance Company:

(i) in the case of annual Statutory Statements, (1) within five (5) Business Days after the required regulatory filing date, in each case such Statutory Statements being certified by an Authorized Officer of such Regulated Insurance Company and prepared in accordance with SAP and (2) within five (5) Business Days after the required regulatory filing date, solely to the extent that such Statutory Statements are required to be audited by the Applicable Insurance Regulatory Authority copies of such annual Statutory Statements audited and certified by independent certified public accountants of recognized national standing (it being agreed that PricewaterhouseCoopers LLP satisfies such standard);

(ii) in the case of quarterly Statutory Statements, within five (5) Business Days after the required regulatory filing date, in each case such Statutory Statements being certified by an Authorized Officer of such Regulated Insurance Company and prepared in accordance with SAP.

(g) promptly following notification thereof from a Governmental Authority, notification of the suspension, limitation, termination or non-renewal of, or the taking of any other materially adverse action in respect of, any material Insurance License held by any Regulated Insurance Company that is a Material Subsidiary.

(h) promptly following the delivery or receipt, as the case may be, by any Regulated Insurance Company or any of their respective Subsidiaries, copies of (A) each examination and/or audit report submitted to any Regulated Insurance Company by any Applicable Insurance Regulatory Authority and (B) each report, order, direction, instruction, approval, authorization, license or other notice which the Borrower or any Regulated Insurance Company may at any time receive from any Applicable Insurance Regulatory Authority, if such matter referred to in subsections (A) or (B) hereof has resulted in, or would reasonably be expected to have a Material Adverse Effect.

Notwithstanding the above, (i) if any report or other information required under this Section 6.1 is due on a day that is not a Business Day, then such report or other information shall be required to be delivered on the first day after such day that is a Business Day, and (ii) documents required to be delivered pursuant to Section 6.1(a), (b), (d), (e) or (f) may be delivered electronically by the Borrower filing such documents for public availability on the U.S. Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System (or any successor thereto) (“EDGAR”) or by the Borrower posting such documents on the Borrower’s primary website (currently ~~http~~https://~~mtg~~www.~~mgic~~ radian.com) or on any other site on the world wide web, which primary website or other site is accessible by the Administrative Agent and the Lenders through a widely held nationally recognized web browser and from which such documents may be readily viewed and printed, and, if so delivered, shall be deemed to have been delivered on the date on which (x) such documents are filed for public availability on EDGAR or are so posted for public availability on the Borrower’s primary website, as the case may be, or (y) the Borrower notifies (which may be by facsimile or electronic mail) the Administrative Agent that such financial statements have been posted on such other site (the address of which shall be contained in such notice), which other site complies with the foregoing requirements. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each of the Loan Parties hereby acknowledges that (a) the Administrative Agent will make available information and projections (collectively, “Borrower Materials”) to the Lenders by posting the Borrower Materials on IntraLinks or another similar secure electronic system (the “Platform”) and (b) certain of the Lenders may be “public side” Lenders that do not wish to receive material non-public information (within the meaning of United States federal securities laws) (each, a “Public Lender”). The Borrower shall clearly designate as such all Borrower Materials provided to the Administrative Agent by or on behalf of Loan Parties which are suitable to make available to Public Lenders. If the Borrower has not indicated whether Borrower Materials cannot be distributed to Public Lenders, the Administrative Agent reserves the right to post such Borrower Materials solely on that portion of the Platform designated for non-Public Lenders.

6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for working capital, general liquidity, general corporate purposes (including, without limitation, any permitted Restricted Payments) and growth initiatives of the Borrower and its Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any Margin Stock in a manner that would result in any violation of Regulation U by any Lender. The Borrower shall not use, directly or indirectly, any part of the proceeds of any Loan and Facility LCs (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) in violation of Anti-Money Laundering Laws or (iii) in any manner that would constitute or give rise to violations of any Sanctions by any party hereto, including any Lender.

6.3. Notice of Material Events. The Borrower will give notice in writing to the Administrative Agent, after an Authorized Officer of the Borrower obtains knowledge thereof, of the occurrence of any of the following (or, with respect to subsection (b)(i) hereof, no later than the date that the Borrower is required to deliver its next annual or quarterly financial statements pursuant to Section 6.1 above):

(a) any Default or Event of Default;

(b) any litigation or proceeding against the Borrower or any of its Subsidiaries that (i) would reasonably be expected to have a Material Adverse Effect and is not covered by insurance, or (ii) which seeks to prevent, enjoin or delay the making of any Credit Extensions;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(d) the public announcement by Moody’s or S&P of any change in the Public Debt Rating;

(e) Responses from any Government Authority with respect to any Regulated Insurance Company’s requests for payment of surplus debenture interests or dividends; and

(f) any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section 6.3 shall be accompanied by a statement of an officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

6.4. Conduct of Business and Maintenance of Existence. Subject to Section 6.11 and except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each Subsidiary to, carry on and conduct its material business in those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are a line of business incidental, reasonably related or complementary thereto and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

6.5. Taxes. The Borrower will, and will cause each of its Subsidiaries to, timely file complete and correct U.S. federal and applicable foreign, state and local tax returns required by law and pay when due all Taxes and Tax liabilities payable by it or with respect to its income, profits or Property, except (a) those which are being contested in good faith by appropriate action and with respect to which adequate reserves have been provided in accordance with GAAP or SAP, as applicable and/or (b) where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect.

6.6. Insurance. The Borrower will, and will cause each Material Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such Properties and risks as is consistent with sound business practice, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Borrower will furnish to any Lender upon request full information as to the insurance carried.

6.7. Compliance with Laws and Material Contractual Obligations. Except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each Subsidiary to, (i) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject (including, without limitation, all Environmental Laws, but excluding Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions) and (ii) perform its obligations under material agreements to which it is a party. The Borrower, will, and will cause each Subsidiary to, comply in all material respects with Anti-Money Laundering Laws, and in all respects with, Anti-Corruption Laws and applicable Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, maintain all of its Property and assets in good condition, repair and working order (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except, in each case, to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

6.9. Books and Records; Inspection. The Borrower will maintain and will cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries sufficient to enable the preparation of financial statements in conformity with GAAP and/or SAP, as applicable, or applicable accounting procedures related to Foreign Subsidiaries, shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower will permit, and will cause each Guarantor and Subsidiary to permit, representatives and independent contractors of the Administrative Agent and representatives of any Lender, at the Borrower’s expense, to visit and inspect any of their respective properties, to examine their respective organizational, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and, in the presence of the Borrower if the Borrower shall so request, independent public accountants, and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided that the Borrower shall not be required to reimburse the costs of any Lender (or any representative thereof) or, except for costs associated with one visit per Fiscal Year, the Administrative Agent (or any representative thereof); provided further that when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours, as often as may be reasonably desired and without advance notice.

6.10. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a) The Obligations.

(b) Indebtedness existing on the date hereof and described in Schedule 6.10 and any renewal, refinancing or extension of such Indebtedness to the extent that the principal amount thereof is not increased except to the extent that such increase represents, fees, costs and expenses of such renewal, refinancing or extension.

(c) Indebtedness arising under (i) Rate Management Transactions, (ii) other Financial Contracts, if any and (iii) Cash Management Services, in each case of clauses (i)-(iii), that are non-speculative in nature.

(d) Indebtedness constituting intercompany loans made by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or any other Subsidiary (provided that any such intercompany loans shall be subject to the provisions of Section 6.13(f)).

(e) Indebtedness arising out of repurchase agreements in the Ordinary Course of Business, whether the Borrower or such Subsidiary is the primary obligor or has Contingent Obligations therefor, but excluding any Mortgage Secured Financings, in an aggregate principal amount not to exceed 10% of the Borrower’s Consolidated Net Worth (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 6.1 (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 5.4) at any one time outstanding.

(f) Contingent Obligations (i) consisting of capital maintenance agreements for the benefit of any Regulated Insurance Company or (ii) in respect of Indebtedness otherwise permitted to be incurred under this Section 6.10.

(g) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.15(h) in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding.

(h) Indebtedness representing deferred compensation to officers, directors, employees, consultants and independent contractors in the Ordinary Course of Business.

(i) Indebtedness in respect of (i) letters of credit issued in connection with reinsurance transactions, (ii) bids, tenders, performances and surety bonds or appeal bonds and (iii) worker’s compensation claims, disability, health or employee benefits and self-insurance obligations, in each case of clauses (i) through (iii), incurred in the Ordinary Course of Business.

(j) Subordinated Debt, if no Default or Event of Default exists at the time of, or would be caused by, the incurrence of any such Subordinated Debt.

(k) Indebtedness assumed in connection with a Permitted Acquisition; provided that such Indebtedness was in existence at the time of such Permitted Acquisition and was not created in contemplation thereof.

(l) [Reserved.]

(m) guarantees (i) by any Loan Party of any Indebtedness permitted hereunder of any other Loan Party, (ii) by any Loan Party of Indebtedness permitted hereunder of any Subsidiary that is not a Loan Party to the extent such guarantees are permitted under Section 6.13 or (iii) by any Subsidiary that is not a Loan Party of Indebtedness permitted hereunder of the Borrower or any other Subsidiary; provided, that guarantees by any Loan Party under this clause (m) of any other Indebtedness of a Person that is subordinated in right of payment to other Indebtedness of such Person shall be expressly subordinated in right of payment to the Obligations under this Agreement to at least the same extent as such underlying Indebtedness is subordinated in right of payment.

(n) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earnouts), in each case, incurred or assumed in connection with any Permitted Acquisition, other Investments or the disposition of any business, assets or any Subsidiary not prohibited by this Agreement.

(o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the Ordinary Course of Business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money.

(p) Indebtedness incurred in the Ordinary Course of Business in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in the Ordinary Course of Business and not in connection with the borrowing of money.

(q) Indebtedness issued to current or former directors, officers, employees or consultants or their respective estates, spouses or former spouses to finance the purchase or redemption of equity interests of the Borrower permitted by Section 6.17.

(r) Indebtedness resulting from a securities lending program of the Borrower or any Subsidiary in the Ordinary Course of Business in an aggregate principal amount not to exceed the greater of $300,000,000 and 10% of the Borrower’s Consolidated Net Worth (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 6.1 (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 5.4) at any one time outstanding.

(s) Conduit Debt in an aggregate principal amount not to exceed the greater of $300,000,000 and 10% of the Borrower’s Consolidated Net Worth (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 6.1 (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 5.4) at any one time outstanding.

(t) Total return swaps and/or credit default swaps with respect to mortgage assets in the Ordinary Course of Business in an aggregate principal amount not to exceed 10% of the Borrower’s Consolidated Net Worth (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 6.1 (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 5.4) at any one time outstanding.

(u) Additional (i) unsecured Indebtedness, (ii) Indebtedness secured by mortgage-related assets (including tranches of residential mortgage securitizations, mortgage servicing rights, financing of servicer advances and mortgage warehouse financing) (“Mortgage Secured Financings”) and (iii) Securitization Indebtedness; provided that in each case of clauses (i)-(iii), at the time of the incurrence or assumption thereof, or at the time any such unsecured Indebtedness or Mortgage Secured Financing is entered into, and after giving pro forma effect to such additional Indebtedness or Mortgage Secured Financing, the Borrower is in compliance with the financial covenants set forth in Section 6.18 and no Default or Event of Default exists at the time of, or would be caused by the incurrence of any such Indebtedness.

(v) Additional Indebtedness in an aggregate principal amount not to exceed the greater of $50,000,000 and 1.75% of the Borrower’s Consolidated Net Worth (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 6.1 (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 5.4)) at the time of incurrence thereof.

(w) Refinancings, extensions or renewals of any of the foregoing Indebtedness or any Indebtedness under this clause (w) (including by exchange) to the extent the principal amount thereof is not increased (including extensions, renewals or replacements of guarantees in respect of such Indebtedness as so refinanced, extended or renewed) except to the extent that such increase represents, fees, costs and expenses of such renewal or extension, provided that the material terms applicable to such refinanced Indebtedness are no less favorable to the Borrower or any Subsidiary, as applicable, taken as a whole, than the material terms in effect immediately prior to such refinancing, except as the same may reflect then-existing market conditions with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

6.11. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that (i) a Subsidiary may merge, consolidate, liquidate or dissolve into the Borrower or a Guarantor (with the Borrower or a Guarantor being the survivor thereof, and with the Borrower being the survivor of any merger with any Guarantor or Subsidiary), (ii) a non-Guarantor Subsidiary may merge, consolidate, liquidate or dissolve into another non-Guarantor Subsidiary, (iii) the Borrower or any Subsidiary may merge or consolidate with or into any Person other than the Borrower or a Subsidiary in order to effect a Permitted Acquisition or an Investment permitted under Section 6.13 (in each case with the Borrower or a Subsidiary being the survivor thereof), (iv) any Subsidiary may merge or consolidate with or into any Person other than the Borrower or a Subsidiary in order to effect a disposition permitted under Section 6.12 and (v) any Subsidiary may liquidate or dissolve, provided that, in the case of this clause (v), to the extent that any remaining assets are transferred, such transfer in connection with the liquidation or dissolution results in a disposition permitted under Section 6.12 and, upon giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

6.12. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person (including to a Delaware Divided LLC pursuant to a Delaware LLC Division), except:

(a) Sales of inventory in the Ordinary Course of Business.

(b) Dispositions of used, worn-out, obsolete or surplus Property or Property no longer used or useful in the business of the Borrower and its Subsidiaries, all in the Ordinary Course of Business.

(c) The sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment.

(d) Dispositions of Cash Equivalent Investments.

(e) [Reserved].

(f) Dispositions of assets obtained through foreclosure or otherwise through the exercise of remedies in respect of obligations owed by a third party to the Borrower or any of its Subsidiaries or otherwise in respect of mortgage loans insured by the Borrower or any of its Subsidiaries.

(g) Any disposition pursuant to a Reinsurance Agreement so long as such disposition is entered into in the Ordinary Course of Business consistent with industry practice.

(h) Dispositions of Investments for fair market value by any Regulated Insurance Company (other than equity interests of Subsidiaries engaged in insurance lines of business) and dispositions for fair market value of Investments in marketable securities by the Borrower and its Subsidiaries, in each case in the Ordinary Course of Business and consistent with the investment policy approved by the board of directors (or a committee thereof) of the Borrower or such Subsidiary, as applicable, or otherwise approved by the board of directors (or a committee thereof) of the Borrower or such Subsidiary, as applicable; provided that, at the time of such disposition, the Borrower is in compliance with the financial covenants set forth in Section 6.18.

(i) Dispositions of accounts or payment intangibles (each as defined in the Uniform Commercial Code) resulting from the compromise or settlement thereof in the Ordinary Course of Business for less than the full amount thereof.

(j) Dispositions by any Loan Party to another Loan Party or by any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary (including dispositions resulting from the liquidation or dissolution of a Subsidiary).

(k) Non-exclusive licenses or sublicenses, or leases or subleases, granted to any third parties in arm’s-length commercial transactions in the Ordinary Course of Business.

(l) Sales or issuances of equity interests (i) by a direct or indirect Wholly-Owned Subsidiary of the Borrower to the Borrower or to one or more Wholly-Owned Subsidiaries of the Borrower, (ii) by a non-Wholly-Owned Subsidiary of the Borrower to the respective equity holders of such non-Wholly-Owned Subsidiary, on a pro rata basis, or (iii) by any Subsidiary to any Loan Party.

(m) Any disposition by a Subsidiary resulting from the liquidation or dissolution of such Subsidiary in accordance with applicable law; provided that such Subsidiary’s assets (if any) are disposed to a Loan Party (or if such Subsidiary was not owned by a Loan Party, to the Subsidiary that is (or the Subsidiaries that are) its parents)) in connection with such liquidation or dissolution.

(n) Dispositions of mortgage-related assets, mortgage loans, receivables and other similar financial assets securing Mortgage Secured Financings and/or Securitization Indebtedness.

(o) Dispositions of other property having a fair market value not to exceed (i) in the aggregate for any fiscal year of the Borrower, 15% of the Consolidated Net Worth of the Borrower determined at the time of the disposition and (ii) in the aggregate from the Effective Date until the Facility Termination Date, 30% of the Consolidated Net Worth of the Borrower determined at the time of the disposition, in each case, the Consolidated Net Worth being calculated as of the fiscal period most recently ended prior to the date of such disposition for which financial statements have been delivered pursuant to Sections 6.1(a) or (b).

6.13. Investments. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), except:

(a) Investments constituting accounts receivable, trade debt and deposits for the purchase of goods, in each case made in the Ordinary Course of Business.

(b) Cash Equivalent Investments.

(c) Existing Investments in Subsidiaries and other Investments in existence on the date hereof; provided that, except in the case of Investments in Wholly-Owned Subsidiaries, such Investments are described in Schedule 6.13.

(d) Contingent Obligations permitted by Section 6.10.

(e) Loans and advances to management personnel and employees in the Ordinary Course of Business (including for travel, entertainment and relocation expenses).

(f) Intercompany Investments by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or any other Subsidiary, provided that the aggregate outstanding amount of such Investments by a Loan Party to Subsidiaries that are not Loan Parties shall not exceed $50,000,000 at any time, except that the limitation in this proviso shall not apply to Investments in Wholly-Owned Subsidiaries that are Regulated Insurance Companies so long as no Default or Event of Default under Section 7.2, 7.6 or 7.7 shall have occurred and be continuing or would result from such Investment specified in this proviso.

(g) Permitted Acquisitions.

(h) Investments of any Person that becomes a Subsidiary after the Effective Date; provided; that such investment was not made in connection with or in anticipation of such Person becoming a Subsidiary (it being understood, for the avoidance of doubt, that this subsection (h) shall not prohibit the Borrower or any Subsidiary from making any Investment in a Person in anticipation of such Person becoming a Subsidiary if such Investment is otherwise permitted under another clause of this Section 6.13).

(i) Equity interests of any Federal Home Loan Bank required to be purchased in connection with FHLB Indebtedness.

(j) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business.

(k) Any Investment pursuant to a Reinsurance Agreement so long as such Investment is entered into in the Ordinary Course of Business consistent with industry practice.

(l) Investments consisting of non-cash consideration received in connection with a disposition not prohibited by the Loan Documents.

(m) Investments by the Borrower or any Subsidiary (including any Regulated Insurance Subsidiary and any Subsidiary of such Regulated Insurance Subsidiary that is not itself a Regulated Insurance Subsidiary) in the Ordinary Course of Business and that is consistent with the investment policy approved by the board of directors (or a committee thereof) of the Borrower or such Subsidiary, as applicable, or otherwise approved by the board of directors (or a committee thereof) of the Borrower or such Subsidiary, as applicable.

(n) Investments constituting Rate Management Transactions and other Financial Contracts, if any, permitted by Section 6.10.

(o) [Reserved].

(p) So long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, in addition to Investments otherwise expressly permitted by this Section 6.13, other Investments; provided, that at the time of making such Investment after giving pro-forma effect thereto, the Borrower shall be in compliance with the financial covenants set forth in Section 6.18.

6.14. Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make any Acquisition other than a Permitted Acquisition.

6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(a) (i) Liens for unpaid Taxes not exceeding $2,000,000 in the aggregate at any one time and (ii) other Liens for Taxes (A) not overdue for more than 30 days or (B) that are being contested in good faith by appropriate action, provided that in the case of clause (B) adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP or SAP, as applicable.

(b) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, or other like Liens arising in the Ordinary Course of Business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate action.

(c) Pledges or deposits in connection with workers’ compensation, unemployment insurance, old age pensions and other social security or retirement benefits or similar legislation.

(d) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations (other than for borrowed money or any such obligation imposed pursuant to Sections 4.12(c) or 430(k) of the Code or Sections 303(k), 4068 or 4219 of ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business.

(e) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

(f) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution; provided that (i) such account is not a dedicated cash collateral account and is not subject to restriction against access by Borrower or a Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve, and (ii) such account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution.

(g) Liens in existence on the date hereof listed on Schedule 6.15, securing Indebtedness permitted by Section 6.10(b) or other obligations (excluding Indebtedness) not prohibited by this Agreement and Liens securing any renewal or extension of the Indebtedness or such other obligation secured thereby to the extent that the principal amount thereof is not increased; provided that no such Lien extends to cover any additional property after the Effective Date (other than any after-acquired property within the scope of the related collateral granting clause as in effect on the Effective Date and proceeds and products of the foregoing).

(h) Liens securing Indebtedness incurred pursuant to Section 6.10(g) to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created within 180 days following the acquisition of such fixed or capital assets, (ii) the amount of Indebtedness secured thereby is not increased and (iii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (and the products and proceeds thereof) and other property acquired from the same Person or any Affiliate thereof (and the products and proceeds thereof) and financed by Indebtedness incurred pursuant to Section 6.10(g).

(i) Liens created pursuant to the Loan Documents.

(j) Any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the Ordinary Course of Business and covering only the assets so leased.

(k) Liens securing FHLB Indebtedness and any other Liens on marketable securities or capital stock of the Federal Home Loan Bank, in each case in favor of any Federal Home Loan Bank.

(l) Liens consisting of restrictions imposed by applicable law (including regulations) or imposed by any Governmental Authority or Government-Sponsored Enterprise (including, for the avoidance of doubt, “financial requirements” imposed pursuant to PMIERS and similar restrictions imposed by any Government-Sponsored Enterprise and agreements with any Governmental Authority or Government-Sponsored Enterprises).

(m) Liens securing obligations owed by the Borrower to any of its Subsidiaries or owed by any Subsidiary to the Borrower or any other Subsidiary, in each case solely to the extent that such Liens are required by an Applicable Insurance Regulatory Authority for such Person to maintain such obligations.

(n) Liens on investments and cash balances of any Regulated Insurance Company securing obligations of such Regulated Insurance Company in respect of trust or similar arrangements formed, letters of credit issued or funds withheld balances established, in each case, in the Ordinary Course of Business for the benefit of cedents to secure insurance and reinsurance recoverables owed to them by such Regulated Insurance Company.

(o) Liens on Property acquired in a transaction permitted hereunder (including any Permitted Acquisition) and Liens on any asset of any Person existing at the time such Person becomes a Subsidiary of the Borrower or is merged or consolidated with or into the Borrower or any Subsidiary of the Borrower; provided that (i) such Lien was not created in contemplation of such transaction or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder and require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 6.10.

(p) Transfers or deposits into trust accounts made to secure insurance or reinsurance obligations in connection with Government Sponsored Enterprise risk-share transactions, or similar third-party risk-share transactions, covering risk on mortgage loans in reference pools associated with the credit risk transfer programs of each, including Freddie Mac’s ACIS and Deep MI CRT programs and Fannie Mae’s CIRT program, including front-end CIRT.

(q) Liens attaching solely to cash earnest money deposits required to be made under the terms of any letter of intent or purchase agreement for a Permitted Acquisition.

(r) Judgment Liens not constituting an Event of Default.

(s) Liens on mortgage-related assets to secure Mortgage Secured Financings and Liens on mortgage loans, receivables, insurance policies and other similar financial assets to secure Securitization Indebtedness (including Liens on the equity interests of the Subsidiaries incurring such Mortgage Secured Financings and/or Securitization Indebtedness).

(t) Liens on cash, Cash Equivalent Investments and marketable securities deposited in collateral accounts required to secure capital calls required in connection with Investments permitted under this Agreement, provided that the obligations secured by Liens described in this clause (t) shall not exceed $50,000,000 in the aggregate at any one time.

(u) Other Liens securing Indebtedness or other obligations; provided that the aggregate principal amount of Indebtedness and other obligations secured by Liens (or, if less, the aggregate value of the collateral securing such obligations) described in this clause (u) shall not exceed the greater of $50,000,000 and 1.75% of the Borrower’s Consolidated Net Worth (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 6.1 (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 5.4)) at the time of the creation thereof.

(v) Liens arising out of repurchase agreements, securities lending or similar transactions in the Ordinary Course of Business, provided, however, the aggregate amount of Indebtedness and other obligations secured by Liens described in this clause (v) shall not exceed the amount permitted by Section 6.10 or other applicable provisions of this Agreement.

(w) Liens securing Conduit Debt, to the extent such Conduit Debt is permitted under Section 6.10(s).

(x) Liens securing total return swaps and/or credit default swaps, to the extent such swaps are permitted under Section 6.10(t).

6.16. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than any Wholly-Owned Subsidiary), unless such transaction (a) is entered into in the Ordinary Course of Business of the Borrower or relevant Subsidiary, as the case may be, (b) is among the Borrower and/or one or more of its Subsidiaries, (c) constitutes normal and reasonable compensation and reimbursement of expenses of officers and directors in the Ordinary Course of Business, (d) constitutes the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided to or on behalf of, directors, officers, employees and consultants, (e) constitutes a Restricted Payment permitted under Section 6.17 or an Investment permitted under Section 6.13, or (f) is upon fair and reasonable terms no less favorable to the Borrower or relevant Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

6.17. Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, make any Restricted Payment, except that (a) any Subsidiary may make any Restricted Payment to the Borrower, to any Wholly-Owned Subsidiary of the Borrower or to holders of its equity interests on a ratable basis, (b) the Borrower may make Restricted Payments payable solely in additional shares of its equity interests (other than Disqualified Capital Stock), (c) the Borrower may make Restricted Payments in the form of (i) equity pursuant to and in accordance with stock option plans or other benefit plans for directors or employees of the Borrower and its Subsidiaries, (ii) the cashless purchase of shares of its equity interests awarded under such plans from such employees to offset tax liabilities and the payment of any taxes associated with the vesting of such shares and (iii) cash to settle and terminate equity interests under such plans, (d) the Borrower may make any Restricted Payment within 60 days after the date of declaration thereof, if on the date of declaration such Restricted Payment would have complied with the provisions of this Section 6.17, (e) the Borrower or any Subsidiary may carry out the Borrower’s existing share buy-back program and may make any Restricted Payment, in each case, so long as (i) no Default or Event of Default shall exist, and (ii) the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.18, immediately before and upon giving effect to such Restricted Payment, and (f) the Borrower or any Subsidiary may make regular quarterly dividends so long as no Event of Default shall exist and the Borrower shall be in pro-forma compliance with the financial covenants set forth in Section 6.18, as determined on the date such dividends are declared.

6.18. Financial Covenants.

(a) Debt-to-Total Capitalization Ratio. The Borrower will not permit the Debt-to-Total Capitalization Ratio as of the end of any fiscal quarter of the Borrower to exceed 0.35 to 1.00.

(b) Minimum Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth of the Borrower as of the last day of any fiscal quarter to be less than the sum of (i) $2,750,000,000, plus (ii) 50% of the positive amount, if any, of the cumulative Consolidated Net Income (loss) of the Borrower and its Subsidiaries after the Effective Date (the “Reference Date”), plus (iii) 50% of the aggregate amount of all equity contributions to, or equity issuances of, the Borrower after the Reference Date. For the purpose of applying clause (iii) of the immediately preceding sentence to any equity issuance by the Borrower in respect of the conversion, settlement, repurchase or other retirement of any convertible notes, if any, issued after the date hereof by Borrower, the amount of such equity issuance will be the increase (if any) in the Borrower’s consolidated shareholders’ equity recorded in respect of such conversion, settlement, repurchase or other retirement, and such equity issuance shall result in the addition of an amount equal to 50% of the amount of such increase pursuant to such clause (iii) at the time such increase is recorded; provided, however, that if any repurchase by the Borrower of any common shareholder interests of the Borrower within 180 days of such conversion, settlement, repurchase or other retirement results in the Borrower recording a reduction of its consolidated shareholders’ equity, then the amount initially added pursuant to such clause (iii) in respect of such conversion, settlement, repurchase or other retirement shall be reduced (but not below zero) by an amount equal to 50% of the amount of such reduction at the time such reduction is recorded.

(c) PMIERs Requirements. The Borrower shall cause Radian Guaranty to maintain eligibility as a private mortgage insurer with the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association (or, if either of the foregoing no longer exists, any replacement thereto, if any), subject to any transition period thereunder and any forbearance thereunder afforded by any Government-Sponsored Enterprise.

(d) Total Adjusted Capital. The Borrower will not permit the Total Adjusted Capital of the Radian Affiliates as of the end of any fiscal quarter to be less than $3,000,000,000.

6.19. Subsidiary Guarantees.

(a) Required Guarantors. As promptly as possible but in any event within (i) forty-five (45) days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after a Subsidiary that meets the requirements of the definition for a “Guarantor” hereunder is organized or acquired, or (ii) with respect to any other Subsidiary, within ten (10) Business Days (or such later date as the Administrative Agent shall agree in its sole discretion) after such Subsidiary either (x) provides a guaranty of the obligations under any Other Debt Agreement in a principal amount greater than $100,000,000 or (y) becomes the borrower, issuer or other primary obligor under any Other Debt Agreement in a principal amount greater than $175,000,000, the Borrower shall provide the Administrative Agent with written notice thereof and shall cause each such Subsidiary that is not an Excluded Subsidiary to deliver to the Administrative Agent a joinder to the Guaranty (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Guaranty joinder to be accompanied by appropriate resolutions, other corporate or legal entity documentation, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel, and such legal opinions and other documentation as the Administrative Agent may reasonably request. Notwithstanding any provision of this Agreement to the contrary, no Excluded Subsidiary shall be required to become a Guarantor pursuant to this Section 6.19 or otherwise pursuant to any Loan Document.

(b) A Guarantor shall automatically be released from its obligations under the Guaranty upon the consummation of any transaction permitted by this Agreement (including by virtue of any amendment, waiver or consent in accordance with this Agreement) as a result of which such Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this clause (b), the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to the applicable Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this clause (b) shall be without recourse to or warranty by the Administrative Agent.

(c) The Administrative Agent shall (and is hereby irrevocably authorized by each Lender to), promptly upon the request of the Borrower, release any Guarantor from its obligations under the Guaranty if such Guarantor is or becomes an Excluded Subsidiary or otherwise ceases to continue to meet the requirements in the definition of Guarantors hereunder.

(d) At such time as the principal and interest on the Loans, all Reimbursement Obligations, the fees, expenses and other amounts payable under the Loan Documents and all other Obligations (in each case, other than obligations not yet due and payable under any Rate Management Transaction or arising from any Cash Management Services, any Obligations that are Cash Collateralized and any Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Facility LC shall be outstanding (except those that are Cash Collateralized), the Guaranty and all obligations (other than those expressly stated to survive such termination) of each Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

6.20. PATRIOT Act Compliance. The Borrower shall, and shall cause each Subsidiary to, provide such information (including, without limitation, a Beneficial Ownership Certification) and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act and the Beneficial Ownership Regulation

6.21. Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change its fiscal year end from December 31st.

6.22. Changes in Accounting Policies. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any material changes to its accounting policies or reporting practices, except as required or permitted by GAAP or SAP.

6.23. Amendments or Waivers of Organizational Documents. No Loan Party shall, nor shall it permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents in a manner that would reasonably be expected to have a Material Adverse Effect.

6.24. [Reserved].

6.25. Environmental.

(a) Environmental Disclosure. The Borrower will deliver to the Administrative Agent and Lenders:

(i) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release of Hazardous Materials, which has a reasonable possibility of resulting in one or more Environmental Claims that would reasonably be expected to have a Material Adverse Effect and (2) any remedial action taken by the Borrower or any other Person in response to (A) any past, current, or threatened event or occurrence involving any Hazardous Materials, and any corrective action or response action with respect to any such event or occurrence, the existence of which could reasonably be expected to have a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(ii) as soon as practicable following the sending or receipt thereof by the Borrower or its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (2) any Release of Hazardous Materials, which could reasonably be expected to result in one or more Environmental Claims that would reasonably be expected to have a Material Adverse Effect and (3) any occurrence or condition on any real property adjoining, or in the vicinity of, any real property which could reasonably be expected to result in one or more Environmental Claims that would reasonably be expected to have a Material Adverse Effect;

(iii) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to (A) result in Environmental Claims the existence of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations, except as could otherwise not reasonably be expected to have a Material Adverse Effect and (2) any proposed action to be taken by the Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject the Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws, the existence of which could reasonably be expected to have a Material Adverse Effect; and

(iv) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 6.23(a).

(b) Hazardous Materials Activities, Etc. The Borrower shall promptly take, and shall cause each of its Subsidiaries (other than Immaterial Subsidiaries) promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Loan Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.26. Financial Strength Ratings. The Borrower shall maintain financial strength ratings from no less than two of the Rating Agencies. With the consent of the Administrative Agent, a financial strength rating from S&P, Moody’s and/or Fitch (even if S&P, Moody’s and/or Fitch is providing the same) may be replaced with a financial strength rating from another nationally recognized statistical rating organization.

6.27. ERISA. The Borrower shall, and shall cause each of its Material Subsidiaries and ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Pension Plan to maintain such qualification; and (c) make all required contributions to any Pension Plan, except where such failure to maintain as set forth in clause (a) or (b) or to make contributions as set forth in clause (c) would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

6.28. Further Assurances. At any time or from time to time upon the reasonable request of Administrative Agent, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Administrative Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”):

7.1. Any representation or warranty made or deemed made by any Loan Party to the Lenders or the Administrative Agent under or in connection with this Agreement or any Credit Extension, or that is contained in any certificate or financial statement delivered in connection with this Agreement or any other Loan Document, shall be incorrect in any material respect on the date made or confirmed.

7.2. Nonpayment of (i) principal of any Loan when due or (ii) any Reimbursement Obligations, interest upon any Loan, any commitment fee or LC Fee any other obligation under any of the Loan Documents within five (5) Business Days after the same becomes due.

7.3. The breach by the Borrower of any of the terms or provisions of Section 2.04, 6.2, 6.3(a), 6.4 (with respect to the Borrower only), 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, or 6.23.

7.4. The breach by the Borrower (other than a breach which constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within thirty (30) days after the earlier to occur of (i) knowledge of an Authorized Officer of the Borrower and (ii) notice to the Borrower from the Administrative Agent of any such breach.

7.5. (i) Failure of the Borrower or any of its Subsidiaries to make any payment of principal or interest when due in respect of any Material Indebtedness beyond any applicable grace or cure period, (ii) the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any instrument or agreement under which such Material Indebtedness was created, or any other event shall occur or condition exist, the effect of which default, event or condition under this clause (ii) is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any such instrument or agreement to cause, any portion of such Material Indebtedness to become due prior to its stated maturity or (iii) any portion of Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that, notwithstanding the foregoing, none of the following events shall constitute an Event of Default under the foregoing clause (ii) or clause (iii) of this Section 7.5 unless such event results in the acceleration of other Material Indebtedness of the Borrower or any Subsidiary: (A) any secured Indebtedness becoming due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (B) any change of control offer made within 60 days after an acquisition with respect to, and effectuated pursuant to, Indebtedness of an acquired business, (C) any default under Indebtedness of an acquired business if such default is cured, or such Indebtedness is repaid, within 45 days after the acquisition of such business so long as no other creditor accelerates or commences any kind of enforcement action in respect of such Indebtedness, or (D) mandatory prepayment requirements arising from the receipt of net cash proceeds from debt, dispositions (including casualty losses, governmental takings and other involuntary dispositions), equity issues or excess cash flow, in each case pursuant to Indebtedness of an acquired business).

7.6. (i) The Borrower or any of its Material Subsidiaries shall (A) have an order for relief entered with respect to it under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) make a general assignment for the benefit of creditors, (C) not pay, or admit in writing its inability to pay, its debts generally as they become due, (D) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (E) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (F) take any corporate, limited liability company or partnership action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing actions set forth in this Section 7.6 or (G) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (ii) any insurance commissioner or any other insurance regulatory official having jurisdiction issues a corrective order that would reasonably be expected to have a Material Adverse Effect, or initiates any regulatory proceeding to oversee or direct the management of the entire business of the Borrower or any Subsidiary and such order or proceeding shall continue undismissed for 30 days.

7.7. Without the application, approval or consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Material Subsidiaries or any Property which represents (individually or in the aggregate) more than 10% of the Consolidated Total Assets of the Borrower at such time, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

7.8. The Borrower or any of its Material Subsidiaries shall fail within sixty (60) days from the entry thereof to pay, obtain a stay with respect to, or otherwise discharge one or more judgments or orders involving in the aggregate a liability (not paid or covered by insurance as to which the relevant insurance company has not denied coverage) in excess of $75,000,000 (or the equivalent thereof in currencies other than Dollars), which judgment(s) or order(s), in any such case, is/are not vacated, discharged, bonded or stayed pending appeal or otherwise being appropriately contested in good faith.

7.9. An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

7.10. There occurs under any Rate Management Transaction to which the Borrower or any Subsidiary is party an Early Termination Date (as defined in the documentation related to such Rate Management Transaction) resulting from (a) any event of default thereunder as to which the Borrower or any Subsidiary is the Defaulting Party (as so defined) or (b) any Termination Event (as so defined) as to which the Borrower or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value (as defined below) owed by the Borrower or such Subsidiary as a result thereof is greater than $75,000,000 (in the aggregate for all such Rate Management Transactions). As used in this Section 7.10, “Swap Termination Value” means, in respect of a Rate Management Transaction, upon the designation of an Early Termination Date (as defined in the documentation related to such Rate Management Transaction), the amount of the payment upon early termination determined in accordance therewith, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Management Transaction.

7.11. Any Change in Control shall occur.

7.12. The occurrence of any “event of default”, as defined in any Loan Document (other than this Agreement), or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which event of default or breach continues beyond any period of grace therein provided.

7.13. Any Loan Document shall fail to remain in full force or effect with respect to any Loan Party other than in accordance with its terms, or any Loan Party or any Affiliate of any Loan Party shall so assert other than in accordance with its terms.

7.14. Any one or more Insurances Licenses of the Borrower or any Subsidiary shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken by any Governmental Authority, and such suspension, limitation, termination, non-renewal or action, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

7.15. The Borrower has failed to maintain Available Liquidity from the Prepayment Date until repayment of the applicable Earlier Maturity Debt in reliance upon the Liquidity Condition in connection with a Repayment Offer pursuant to Section 2.04.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1. Acceleration; Remedies.

(a) If any Event of Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations under this Agreement and the other Loan Documents shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held as Cash Collateral, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount of existing Cash Collateral at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations under this Agreement and the other Loan Documents (such difference, the “Collateral Shortfall Amount”). If any other Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Required Lenders shall, (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations under this Agreement and the other Loan Documents to be due and payable, or both, whereupon the Obligations under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, further demand, protest or further notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be held as Cash Collateral.

(b) If at any time while any Event of Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be held as Cash Collateral.

(c) During the continuance of an Event of Default, the Administrative Agent may at any time or from time to time apply Cash Collateral to the payment of the Obligations under this Agreement and the other Loan Documents and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuers under the Loan Documents, as provided in Section 8.2.

(d) At any time while any Event of Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the Cash Collateral. After all of the Obligations under this Agreement and the other Loan Documents have been paid in full in cash and the Aggregate Commitment has been terminated, any remaining Cash Collateral shall be promptly returned, and in any event within five (5) Business Days, by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(e) Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under applicable law.

8.2. Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Obligations under this Agreement and the other Loan Documents have automatically become immediately due and payable as set forth in the first sentence of Section 8.1(a)), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a) First, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent due pursuant to the terms of this Agreement and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b) second, to payment of fees, indemnities and other reimbursable expenses due pursuant to the terms of this Agreement (other than principal, interest, LC Fees and commitment fees) payable to the Lenders and the LC Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the respective LC Issuers as required by Section 9.5 and amounts payable under Article III);

(c) third, to payment of accrued and unpaid LC Fees, commitment fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the LC Issuers in proportion to the respective amounts described in this Section 8.2(c) payable to them;

(d) fourth, to payment of all Obligations ratably among the Lenders and the other holders of Obligations in proportion to the respective amounts described in this Section 8.2(d) payable to them;

(e) fifth, to the Administrative Agent, to be held as Cash Collateral, in an amount equal to the Collateral Shortfall Amount (as defined in Section 8.1(a)), if any; and

(f) last, the balance, if any, to the Borrower or as otherwise required by law; provided, however, that, notwithstanding anything to the contrary set forth above, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.2.

8.3. Amendments. Except in connection with an increase in the Aggregate Commitment under Section 2.23 (which shall be governed by such Section), subject to the provisions of this Section 8.3, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement, the Guaranty or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default or Event of Default hereunder; provided, however, that no such supplemental agreement shall:

(a) without the consent of each Lender directly affected thereby, extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligations related thereto, or reduce the rate (other than waivers or amendments with respect to the application of a default rate of interest pursuant to Section 2.11) or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto or increase the amount of the Commitment of such Lender hereunder.

(b) without the consent of all of the Lenders, amend the definition of Required Lenders or amend any of the provisions hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

(c) without the consent of all of the Lenders, amend Section 8.2, this Section 8.3, Section 11.2 or the second sentence of Section 2.12(a); provided, that the foregoing limitation in respect of Section 11.2 shall not prohibit each Lender directly affected thereby from consenting to the extension of the final maturity date of its Loans as contemplated by Section 8.3(a) above.

(d) without the consent of all of the Lenders, release all or substantially all of the Guarantors of their obligations under the Guaranty (other than as permitted by the Loan Documents).

(e) without the consent of all of the Lenders, extend the expiration date of any Facility LC beyond the Facility Termination Date, unless the LC Issuer has consented to such extension and the Borrower has Cash Collateralized such Facility LC (in which case the applicable extension will only require the consent of the LC Issuer).

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent and no amendment of any provision relating to the LC Issuers shall be effective without the written consent of the LC Issuers. The Administrative Agent may (i) waive payment of the fee required under Section 12.3(c) without obtaining the consent of any other party to this Agreement. Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical or immaterial nature, as determined in good faith by the Administrative Agent. Furthermore, the Administrative Agent and the Borrower may, without the consent of any Lender or LC Issuer, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Change or otherwise effectuate the terms of Section 2.24 in accordance with the terms thereof.

8.4. Preservation of Rights. No delay or omission of the Lenders, the LC Issuers or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuers and the Lenders until the obligations under this Agreement and the other Loan Documents have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.3. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuers and the Lenders relating to the subject matter thereof other than those contained in the Fee Letters which shall survive and remain in full force and effect during the term of this Agreement.

9.4. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns; provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.5, 9.8 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.5. Expenses; Indemnification.

(a) The Borrower shall reimburse the Administrative Agent, the LC Issuers and the Arrangers for all reasonable and documented out-of-pocket expenses paid or incurred by the Administrative Agent, the LC Issuers or the Arrangers, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable and documented fees, charges and disbursements of one primary counsel (and one additional local counsel in each relevant jurisdiction and one firm of regulatory counsel) to the Administrative Agent, the LC Issuers and the Arrangers incurred from time to time, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, syndication, distribution (including, without limitation, via Debt Domain and any other internet service selected by the Administrative Agent), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the LC Issuers, the Arrangers and the Lenders for any costs, internal charges and out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of one primary counsel to the Administrative Agent and one additional counsel for all of the Lenders and the LC Issuers (and one additional local counsel in each relevant jurisdiction for the Administrative Agent and for all of the Lenders and LC Issuers and one additional regulatory counsel) and additional counsel as the Administrative Agent or any Lender or group of Lenders, LC Issuers or group of LC Issuers reasonably determine are necessary to avoid actual or potential conflicts of interest or the availability of different claims or defenses, paid or incurred by the Administrative Agent, or any LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents at any time during an Event of Default.

(b) The Borrower hereby further agrees to indemnify and hold harmless the Administrative Agent, each LC Issuer, the Arrangers, each Lender, their respective affiliates, and each of their directors, officers and employees, agents and advisors (each, an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements and settlement costs (including, without limitation, all expenses of litigation or preparation therefor)) which any such Indemnitee may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by Borrower or any of its Subsidiaries, any environmental liability related in any way to Borrower or any of its Subsidiaries, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any of its Subsidiaries, or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (a) the willful misconduct, bad faith or gross negligence of such Indemnitee or any of its Related Indemnified Persons, (b) a dispute among the Indemnitees not arising from an act or omission of the Borrower or any of its Affiliates (other than a dispute involving a claim against an Indemnitee for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of the credit facilities evidenced by this Agreement, except, with respect to this clause (b), to the extent such acts or omissions are determined by a court of competent jurisdiction by final and non-appealable judgment to have constituted the willful misconduct, bad faith or gross negligence of such Indemnitee in such capacity) or (c) such Indemnitee’s or any of its Related

Indemnified Persons’ material breach of the Loan Documents (as determined pursuant to a claim asserted by the Borrower, whether as a claim, counterclaim or otherwise). For purposes of this Section 9.5(b), a “Related Indemnified Person” of an Indemnitee means (1) any controlled affiliate of such Indemnitee, (2) the respective directors, managers, officers and employees of such Indemnitee and of its controlled affiliates and (3) the respective agents of such Indemnitee and its controlled Affiliates, in the case of this clause (3), acting at the express instructions of such Indemnitee or such controlled Affiliate; provided that each reference to a controlled affiliate, director, manager, officer or employee in this sentence pertains to a controlled affiliate, director, manager, officer or employee involved in the structuring, arrangement, negotiation or syndication of the credit facilities evidenced by this Agreement and/or the consummation of the transactions contemplated by the Loan Documents. This Section 9.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages from any non-Tax claim.

(c) The obligations of the Borrower under this Section 9.5 shall survive the termination of this Agreement.

(d) All amounts due under this Section 9.5 shall be payable not later than thirty (30) days after written demand therefor accompanied by a reasonably detailed calculation of the amount demanded and supporting documentation.

9.6. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP; provided, however that, notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to, (i) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value”, as defined therein, or (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (b) except for the purpose of preparing financial statements in accordance with GAAP, the determination of whether a lease constitutes a capital or finance lease, on the one hand, or an operating lease, on the other hand, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense, shall be determined by reference to GAAP as in effect on the Effective Date without giving effect to the phase-in of the effectiveness of any amendments to GAAP that have been adopted as of the Effective Date. If at any time any change in GAAP or in the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP without giving effect to such change and the Borrower shall provide to the Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of quarterly and annual financial statements required hereunder.

9.7. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.8. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuers and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, any LC Issuer, the Arrangers nor any Lender shall have any fiduciary responsibilities to the Borrower under the Loan Documents. Neither the Administrative Agent, any LC Issuer, the Arrangers nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that none of the Administrative Agent, the LC Issuers, the Arrangers or any Lender shall have any liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from (a) the gross negligence, bad faith, willful misconduct of or by the party from which recovery is sought, (b) material breach of the Loan Documents (as determined pursuant to a claim asserted by the Borrower, whether as a claim, counterclaim or otherwise) of or by the party from which recovery is sought, or (c) a dispute among the Lenders not arising from an act or omission of the Borrower or any of its Affiliates (other than a dispute involving a claim against a Lender for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of the credit facilities evidenced by this Agreement, except, with respect to this clause (c), to the extent such acts or omissions are determined by a court of competent jurisdiction by final and non-appealable judgment to have constituted the willful misconduct, bad faith or gross negligence of such Lender in such capacity). Neither the Administrative Agent, any LC Issuer, the Arrangers nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby; provided that nothing contained in this sentence shall limit or otherwise relieve the Borrower’s indemnity obligations under Section 9.5(b). It is agreed that the Arrangers shall, in their capacity as such, have no duties or responsibilities under the Agreement or any other Loan Document. Each Lender acknowledges that it has not relied and will not rely on the Arrangers in deciding to enter into the Agreement or any other Loan Document or in taking or not taking any action.

9.9. Confidentiality. Each of the Administrative Agent, the LC Issuers and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the same extent as if they were parties hereto), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required (i) by applicable laws or regulations or (ii) by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) to the extent such Person agrees to be bound by the terms of this paragraph (or language substantially similar to this paragraph, or as otherwise agreed to by the Borrower) in accordance with the standard syndication process of the Arrangers or Lenders or customary market standards for dissemination of such type of information, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (i) any Rating Agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the written consent of the Borrower or (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any LC Issuer or any Lender on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries that the Administrative Agent, such LC Issuer or such Lender, as applicable, reasonably believes is not prohibited from disclosing such information to such party in violation of a duty of confidentiality to the Borrower or any of its Subsidiaries. In the event of disclosure pursuant to clause (c)(ii) above, the applicable disclosing Person shall, (x) to the extent not prohibited by applicable law, rule or regulation, as promptly as practicable notify the Borrower in writing of such required disclosure, and (y) so furnish only that portion of the Information which such disclosing Person reasonably determines (which may be in reliance on the advice of legal counsel) it is legally required to disclose. For the purposes of this Section, “Information” means all information which is received from or on behalf of the Borrower relating to the Borrower, its Subsidiaries or Affiliates or their respective business, other than any such information that is available to the Administrative Agent, any LC Issuer or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but in no event less than a reasonable degree of care.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NONPUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND EACH LENDER HEREBY CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW AND AGREES TO UPDATE SUCH CREDIT CONTACT BY NOTICE TO THE BORROWER AND THE ADMINISTRATIVE AGENT FROM TIME TO TIME AS NECESSARY TO CAUSE THE FOREGOING REPRESENTATION TO BE TRUE AT ALL TIMES.

9.10. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Credit Extensions provided for herein.

9.11. Disclosure. The Borrower and each Lender hereby acknowledge and agree that the Arrangers and/or their respective Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.12. USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the PATRIOT Act:

Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower and each other Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the PATRIOT Act.

9.13. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

9.14. Acknowledgement Regarding Any Supported QFCs.

(a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(i) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b) As used this Section 9.14, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

9.15. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.3

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.16. Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.24 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, the administration of, submission of, calculation of, performance of or any other matter related to any interest rate used in this Agreement (including, without limitation, the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR) or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, or have the same value or economic equivalence of as the existing interest rate (or any component thereof) being replaced or have the same volume or liquidity as did any existing interest rate (or any component thereof) prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate (or component thereof) used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1. Appointment; Nature of Relationship. Royal Bank of Canada is hereby appointed by each of the Lenders and LC Issuers as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders and LC Issuers irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender and LC Issuer with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender or LC Issuer by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders and LC Issuers with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ and LC Issuers’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders or LC Issuers and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders and LC Issuer hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender and LC Issuer hereby waives.

10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, LC Issuers, or any obligation to the Lenders or LC Issuers to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders, LC Issuers or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (f) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries.

10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.3), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders and LC Issuers hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any discretionary action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6. Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or LC Issuers, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care; provided, no such delegation shall serve as a release of the Administrative Agent or waiver by the Borrower of any rights hereunder. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and LC Issuers and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

10.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel reasonably selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender and LC Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or LC Issuer unless the Administrative Agent shall have received notice from such Lender or LC Issuer prior to the applicable date specifying its objection thereto.

10.8. Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (determined without excluding the Defaulting Lenders) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(d) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9. Notice of Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders; provided that, except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

10.11. Lender Credit Decision, Legal Representation.

(a) Each Lender and LC Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or LC Issuer and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender and LC Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or LC Issuer and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders or LC Issuers by the Administrative Agent or the Arrangers hereunder, neither the Administrative Agent nor the Arrangers shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender or LC Issuer with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or the Arrangers (whether or not in their respective capacity as Administrative Agent or an Arranger) or any of their Affiliates.

(b) Each Lender and LC Issuer further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable laws and regulations relating to the transactions contemplated hereby, and that the counsel to the Administrative Agent represents only the Administrative Agent and not the Lenders or LC Issuer in connection with this Agreement and the transactions contemplated hereby.

10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, LC Issuers and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, thirty (30) days after the retiring Administrative Agent gives notice of its resignation. Upon any such resignation the Required Lenders shall have the right, in consultation with (and, so long as no Event of Default shall then exist, the consent of the Borrower), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Administrative Agent’s giving notice of its resignation, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent. Any resigning (or resigned) Administrative Agent that is also an LC Issuer, automatically upon the effectiveness of such resignation, be deemed to have been removed as an LC Issuer in accordance with Section 2.19(n), without the requirement of any consent of, or notice to, any other Person.

10.13. Administrative Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and the Arrangers, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arrangers pursuant to (i) that certain letter agreement dated as of November 10, 2021 between RBC and the Borrower (the “RBC Fee Letter”) and (ii) that certain letter agreement dated as of November 10, 2021 between U.S. Bank and the Borrower (the “U.S. Bank Fee Letter”, together with the RBC Fee Letter, the “Fee Letters”), or in each case, as otherwise agreed from time to time.

10.14. Delegation to Affiliates. The Borrower, LC Issuers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates, but such delegation shall not serve as a release of the Administrative Agent or waiver by the Borrower of any rights hereunder. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

10.15. Syndication Agents and Documentation Agent. None of the Lenders identified in this Agreement as a “co-agent”, the Syndication Agents or the Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.

10.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders and LC Issuers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and LC Issuers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and LC Issuers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates with respect to the transactions contemplated hereby, or any other Person and (B) no Lender or LC Issuer has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders, LC Issuers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or LC Issuer has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders or LC Issuers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17. Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or LC Issuer or any Person who has received funds on behalf of a Lender or LC Issuer (any such Lender, LC Issuer or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, LC Issuer or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.17 and held in trust for the benefit of the Administrative Agent, and such Lender or LC Issuer shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, LC Issuer or any Person who has received funds on behalf of a Lender or LC Issuer (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or LC Issuer, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or LC Issuer shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.17(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.17(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.17(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or LC Issuer hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or LC Issuer under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or LC Issuer under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 12.3 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or LC Issuer, to the rights and interests of such Lender or LC Issuer, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 10.17 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 10.17 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1. Setoff. If an Event of Default shall have occurred and be continuing, the Borrower authorizes each Lender to setoff and apply any and all deposits (general or special, time or demand, in whatever currency denominated, including all account balances, whether provisional or final and whether or not collected or available, but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders; provided, that (a) promptly after any such setoff and application such Lender shall give notice to the Borrower (provided further that any failure to give such notice shall not affect the validity of such setoff and application under this Section), and (b) in the event that any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral or other protection ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2. Participations.

(a) Permitted Participants; Effect. Subject to the terms set forth in this Section 12.2, any Lender may at any time sell to one or more Eligible Assignees (“Participants”) participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents provided that each such Lender may agree in its participation agreement with its Participant that such Lender will not vote to approve any amendment, modification or waiver with respect to any Outstanding Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of the Lenders or each Affected Lender pursuant to the terms of Section 8.3 or of any other Loan Document.

(c) Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.5(f) (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender)), 9.5 and 9.8 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that a Participant (i) agrees to be subject to the provisions of Section 2.20 as if it were an assignee under Sections 12.1 and 12.3 and (ii) shall not be entitled to receive any greater payment under Article III than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.3. Assignments.

(a) Permitted Assignments. Subject to the terms set forth in this Section 12.3, any Lender may at any time assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B or in such other form reasonably acceptable to the Administrative Agent as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of the Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $1,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “trade date,” if the “trade date” is specified in the assignment.

(b) Consents. The written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed, it being understood that in the case of any assignment that requires the Borrower’s consent, without limiting any other factors that may be reasonable, it shall be reasonable for the Borrower to consider a proposed assignee’s right to require reimbursement for increased costs when determining whether to consent to such an assignment) shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund; provided that the consent of the Borrower shall not be required if an Event of Default under Sections 7.2, 7.6 or 7.7 has occurred and is continuing; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof. The consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund.

(c) Effect; Assignment Effective Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

(d) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States of America, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (of and stated interest on) the Loans owing to, each Lender and participations of each Lender in Facility LCs, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person (excluding, in each of the foregoing cases, any Disqualified Institution) acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession; provided that each Transferee and prospective Transferee agrees in writing for the benefit of the Borrower to be bound by Section 9.9 of this Agreement.

ARTICLE XIII

NOTICES

13.1. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Borrower, to it at Radian Group Inc., 1500 Market Street, Philadelphia, PA 19102-2100, Attention: Bill Tomljanovic, Senior Vice President, Facsimile: 215-564-5020, with a copy to the same address, Attention: Edward J. Hoffman Jr., General Counsel, Facsimile: 215.405.9160;

(ii) if to the Administrative Agent, to it at Royal Bank of Canada, ~~Royal Bank Plaza, 200 Bay~~155 Wellington Street West, ~~12th~~8th Floor ~~South Tower~~, Toronto, Ontario ~~M5J 2W7~~M5V 3K7; Attention: Manager, Agency Services Group; ~~Facsimile: 416-842-4023;~~ Tel.: ~~416-842-3996~~416-842-5906 ; Email: ~~ann.hurley~~rbcmagnt@rbccm.com;

(iii) if to RBC as LC Issuer, to it at Royal Bank of Canada, 30 Hudson Street, 28th Floor, Jersey City, New Jersey 07302-4699; Attention: Credit Administration; Tel: 212-428-6298; Fax: 212-428-3015; Email: +CM-USA-NY Credit Administration CM-USA-NYCreditAdministration@rbc.com;

(iv) if to a Lender or LC Issuer other than RBC, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines; provided that such determination or approval may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto given in the manner set forth in this Section 13.1.

ARTICLE XIV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION; ELECTRONIC RECORDS

14.1. Counterparts; ~~Effectiveness~~ Electronic Execution~~. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Subject to the occurrence of the Effective Date as contemplated by Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or as any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and electronic signatures or the keeping of records in electronic form shall be valid and effective for all purposes to the fullest extent permitted by applicable law, including having the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.~~

~~14.2. Electronic Execution of Assignments. The~~ This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document and the words “execution,” “execute”, “signed,” “signature,” and words of like import in ~~any assignment and assumption agreement~~ or related to any document to be signed in connection with this Agreement or any other Loan Document shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a ~~paper-based~~paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

14.2. ~~14.3.~~ Electronic Records. The Administrative Agent and each Lender may, on behalf of the Borrower, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the Loan Documents. The Administrative Agent and each Lender may store the electronic image of this Agreement and Loan Documents in its electronic form and then destroy the paper original as part of the Administrative Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals. The Administrative Agent and each Lender are authorized, when appropriate, to convert any note into a “transferable record” under the Uniform Electronic Transactions Act.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2. CONSENT TO JURISDICTION. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, EACH LC ISSUER AND EACH LENDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH SUCH PERSON HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, EACH LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

RADIAN GROUP INC.,
as the Borrower

By:
Name:
Title:

Signature Page to

Radian Group Inc. Credit Agreement

ROYAL BANK OF CANADA, as Administrative Agent

By:
Name:
Title:

ROYAL BANK OF CANADA, as an LC Issuer

By:
Name:
Title:

ROYAL BANK OF CANADA, as a Lender

By:
Name:
Title:

Signature Page to

Radian Group Inc. Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as an LC Issuer

By:
Name:
Title:

Signature Page to

Radian Group Inc. Credit Agreement

[ASSOCIATED BANK, NATIONAL ASSOCIATION], as a Lender

By:
Name:
Title:

Signature Page to

Radian Group Inc. Credit Agreement

[CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH], as a Lender

By:
Name:
Title:

Signature Page to

Radian Group Inc. Credit Agreement

[GOLDMAN SACHS BANK USA], as a Lender

By:
Name:
Title:

Signature Page to

Radian Group Inc. Credit Agreement

[THE NORTHERN TRUST COMPANY], as a Lender

By:
Name:
Title:

Signature Page to

Radian Group Inc. Credit Agreement

[CIBC BANK USA], as a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to

Radian Group Inc. Credit Agreement

PRICING SCHEDULE

Level	Debt Ratings	Applicable Margin for Base Rate Loans	Applicable Margin for ~~LIBOR~~SOFR Loans	Applicable Commitment Fee Rate
1	>BBB / Baa2	0.50%	1.50%	0.20%
2	BBB- / Baa3	0.75%	1.75%	0.275%
3	BB+ / Ba1	1.00%	2.00%	0.325%
4	BB / Ba2	1.25%	2.25%	0.375%
5	<BB- / Ba3	1.50%	2.50%	0.45%

SCHEDULE 1

COMMITMENTS

Lender	Commitment
Royal Bank of Canada	$40,000,000
U.S. Bank, National Association	$40,000,000
Barclays Bank Plc	$32,000,000
Goldman Sachs Bank USA	$32,000,000
Credit Suisse AG, New York Branch	$32,000,000
Citizens Bank, N.A.	$32,000,000
Associated Bank, National Association	$27,000,000
The Northern Trust Company	$20,000,000
CIBC Bank USA	$20,000,000

TOTAL	$275,000,000

SCHEDULE 5.8

MATERIAL SUBSIDIARIES

Subsidiary	Jurisdiction	Ownership
Radian Guaranty Inc.	Pennsylvania	100% owned by Borrower

SCHEDULE 5.13

PROPERTIES

None.

SCHEDULE 6.10

INDEBTEDNESS

(as of September 30, 2021)

	Par Outstanding	Carry Value
Senior Notes due 2024	$450,000,000	$446,346,000
Senior Notes due 2025	$525,000,000	$517,950,000
Senior Notes due 2027	$450,000,000	$444,206,000

	$1,425,000,000	$1,408,502,000

SCHEDULE 6.13

INVESTMENTS

Investment Portfolio Summary (as of November 29, 2021)

Asset Type	Market Value $	Market Value %
ABS	$768,347,742	11.60%
Agency MBS	712,987,147	10.76%
CMBS	720,208,760	10.87%
Corporate Securities and CP	3,348,676,662	50.56%
Equity and Other(1)	227,550,096	3.44%
Money Market Instruments and CDs	239,370,944	3.61%
State and Municipal Obligations	270,328,816	4.08%
US Treasury and Agency	336,090,057	5.07%

	$6,623,560,224	100.00%

(1)	Primarily consists of investments in fixed income and equity exchange-traded funds, publicly-traded business development company equities and foreign government and agency bonds

Credit Rating	Market Value $	Market Value %
US Gov’t/AAA	$2,379,766,683	35.93%
AA	1,070,850,636	16.17%
A	1,883,426,503	28.44%
BBB	1,004,271,610	15.16%
Below Investment Grade	62,996,193	0.95%
Equity and Alternatives(2)	222,248,600	3.36%

	$6,623,560,224	100.00%

(2)	Primarily consists of investments in fixed income and equity exchange-traded funds and publicly-traded business development company equities

Equity and Alternatives	Market Value $
BDC	$36,969,902
Equity ETF	59,403,583
Fixed Income ETF	115,512,691
INVESCO SENIOR LOAN	26,367,225	BB
ISHARES:0-5 HY CORP BD	29,407,172	BB
ISHARES:BB RATED CORP BD	5,150,360	BB
ISHARES:BR SH MAT BD	3,000,000	A
ISHARES:IBOXX $HY CORP	7,349,555	BB
JPMORGAN:ULTRA-SHORT INC	8,190,521	A
PIMCO ETF:ENH SM ACT ETF	23,293,880	A+
SPDR BLACKSTONE SR LOAN	7,865,478	B
VANECK:FA HIGH YLD BOND	4,888,500	BB+
Private Equity and Other	10,362,423

	$222,248,600

SCHEDULE 6.15

LIENS

None.

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of December 7, 2021 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Radian Group Inc. (the “Borrower”), the lenders party thereto and Royal Bank of Canada, as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, SOLELY IN SUCH INDIVIDUAL’S CAPACITY AS AN AUTHORIZED OFFICER OF THE BORROWER, NOT IN AN INDIVIDUAL CAPACITY AND WITHOUT PERSONAL LIABILITY, THAT:

1. I am the duly elected [            ] of the Borrower;

2. Except as may be set forth under paragraph 4 below, I have no knowledge of the existence of any condition or event which constitutes a Default or Event of Default at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

3. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance [or non-compliance] with certain covenants of the Agreement, all of which data and computations are true and correct.

4. Described below are the exceptions, if any, to paragraph 2 above (including a listing, in detail, of the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event):

The foregoing certifications are made and delivered this [__] day of [            ], 20[            ].

RADIAN GROUP INC.

By:
Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of [            ], 20[__] with

Provisions of Section 6.18 of the

Agreement

[insert relevant calculations]

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guaranties and swing line loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[___]

2.	Assignee:	[___] and is an Affiliate/ Approved Fund of [identify Lender] Select as applicable.[3]

3.	Borrower:	Radian Group Inc.

4.	Administrative Agent:	Royal Bank of Canada, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The $275,000,000 Credit Agreement dated as of December 7, 2021 among Radian Group Inc. (the “Borrower”), the lenders party thereto and Royal Bank of Canada, as Administrative Agent.

[3]	Select as applicable

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders[4]	Amount of Commitment/Loans Assigned[5]	Percentage Assigned of Commitment/Loans[6]
[ ]	$[_______]	$[_______]	[ ]%
[ ]	$[_______]	$[_______]	[ ]%
[ ]	$[_______]	$[_______]	[ ]%[7]

7.	Trade Date: [ ][8]

Effective Date: [                                ], 20[__] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[4]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[5]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” etc.).
[8]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to9 and] Accepted:

ROYAL BANK OF CANADA, as Administrative Agent

By:
Name:
Title:

[Consented to:[10]

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

[9]	Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
[10]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectability, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, or (v) inspecting any of the Property, books or records of the Borrower, or any guarantor.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (v) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (vi) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vii) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (viii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or electronic communication as contemplated in Section 13.1(b) of the Credit Agreement shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C-1

FORM OF BORROWING NOTICE

TO: Royal Bank of Canada, as administrative agent (the “Administrative Agent”) under that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of December 7, 2021 among Radian Group Inc. (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and the Administrative Agent.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

The undersigned Borrower hereby gives to the Administrative Agent a request for borrowing pursuant to Section 2.8 of the Credit Agreement, and the Borrower hereby requests to borrow on [                    ], 20[__] (the “Borrowing Date”):

(a)	from the Lenders, on a pro rata basis, an aggregate principal amount of $[ ] in Revolving Loans as:

1.	☐ Base Rate Advance (in Dollars)

2.	☐ a ~~Eurocurrency~~SOFR Advance with an Interest Period of [ ] month(s) [other]

******

The undersigned hereby represents and warrants that:

(a) There exists no Default or Event of Default, nor would a Default or Event of Default result from the Credit Extension contemplated hereby.

(b) The representations and warranties contained in Article V of the Credit Agreement are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by an authorized officer as of the date set forth below.

Dated: [                    ], 20[            ]

RADIAN GROUP INC.

By:
Name:
Title:

EXHIBIT C-2

FORM OF CONVERSION/CONTINUATION NOTICE

TO: Royal Bank of Canada, as administrative agent (the “Administrative Agent”) under that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of December 7, 2021 among Radian Group Inc., the financial institutions party thereto, as lenders (the “Lenders”), and the Administrative Agent.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.9 of the Credit Agreement, the undersigned Borrower hereby requests to [continue][convert] the interest rate on a portion of its Loan in the outstanding principal amount of $[            ] on [            ], 20[            ] as follows:

☐ to convert such ~~Eurocurrency~~SOFR Advance to a Base Rate Advance as of the last day of the current Interest Period for such ~~Eurocurrency~~SOFR Advance.

☐ to convert such Base Rate Advance to a ~~Eurocurrency~~SOFR Advance with an Interest Period of [            ] month(s).

☐ to continue such ~~Eurocurrency~~SOFR Advance on the last day of its current Interest Period as a ~~Eurocurrency~~SOFR Advance with an Interest Period of [            ] month(s).

IN WITNESS WHEREOF, the undersigned has caused this Conversion/Continuation Notice to be executed on its behalf by an authorized officer as of the date set forth below.

Dated: [            ], 20[__]

RADIAN GROUP INC.

By:
Name:
Title:

EXHIBIT D

FORM OF NOTE

[        ], 2021

Radian Group Inc., a Delaware corporation (the “Borrower”), promises to pay to [                    ] (the “Lender”) the aggregate outstanding principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.1(a) of the Agreement (as hereinafter defined), in immediately available funds at such place as the Administrative Agent may specify from time to time, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the outstanding principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 7, 2021 (which, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender and Royal Bank of Canada, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

Except as specifically otherwise provided in the Agreement, the undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

RADIAN GROUP INC.

By:
Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

REVOLVING NOTE OF [                                    ],

DATED [        ], 2021

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXHIBIT E

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated [                            ], 20[        ] (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of December 7, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Radian Group Inc. (the “Borrower”), the Lenders party thereto and Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.23 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment under the Credit Agreement by requesting one or more Lenders to increase the amount of its Revolving Commitment;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.23 of the Credit Agreement; and

WHEREAS, pursuant to Section 2.23 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[            ], thereby making the aggregate amount of its total Commitments equal to $[            ].

2. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

RADIAN GROUP INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

ROYAL BANK OF CANADA as Administrative Agent

By:
Name:
Title:

EXHIBIT F

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated [                    ], 20[            ] (this “Supplement”), to the Credit Agreement, dated as of December 7, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Radian Group Inc. (the “Borrower”), the Lenders party thereto and Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.23 thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment with respect to Revolving Loans of $[            ].

2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[                         ]

4. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

RADIAN GROUP INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

ROYAL BANK OF CANADA as Administrative Agent

By:
Name:
Title:

EXHIBIT G

FORM OF GUARANTY AGREEMENT

[Attached]

EXHIBIT H-1

FORM OF RBC FACILITY LC APPLICATION

DATE:

LC Number (For Bank use only):

DOCUMENTS REQUIRED FOR DRAWINGS (Optional)
ROYAL BANK OF CANADA 30 Hudson Street, 28th Floor Jersey City, NJ 07302-4699 FAX: (212) 428-3015			☐ Demand in writing
☐ Sight Draft

PLEASE ISSUE:			☐ Signed Beneficiary Certificate stating a default
☐ Standby Letter of Credit subject to:		☐ ICC 590 – ISP98
☐ Copy(ies) of Beneficiary’s Invoice
☐ As per attached sample
☐ UCP 600			☐ Document as per format attached
FROM APPLICANT (Full Name, Street Address and Postal Code)
☐ Other (Specify):

COMPANY CONTACT			SPECIAL INSTRUCTIONS (Optional)

Name:			a.	☐ Drawings not permitted prior to

Tel:			b.	☐ The Letter of Credit will be automatically:
Fax::
☐ Reduce by or ☐ increase by

IN FAVOUR OF: (BENEFICIARY) (Full Name, Street Address incl. Floor &/or				(Amount)
Suite # and Postal Code)			Commencing
			(Frequency)	(Date)

c. ☐ Transferable

d. ☐ Other (Specify):

FOR (a) CURRENCY	b) AMOUNT

☐ Letter of Credit issued with built in increase in amount

PURPOSE:
a. ☐ As per attached details		b. ☐ Details as per below:	DELIVERY INSTRUCTIONS
Details:
			a.	Method of Delivery (Select One):

☐ Beneficiary
☐ The Letter of Credit supports Applicant’s performance obligation in respect of [please provide details]			☐ Swift to Advising Bank only
☐ Courier to Advising Bank
☐ Courier to Beneficiary
☐ Other

☐ The Letter of Credit supports Applicant’s financial obligation in support of [please provide details]			Provide name and address of Advising Bank if available:
b. Instruct your correspondent bank in country of beneficiary to (Select One):

☐ Advise the Letter of Credit to beneficiary

☐ Advise the Letter of Credit to beneficiary adding its confirmation

EXPIRY DATE: (Select One)
☐ Issue on your behalf and deliver to: (Select One)
a) ☐ One year from date of issue

☐ On (state date)	☐ Our Agent (Name, address, phone no.)

b) ☐ Automatically renew the Letter of Credit: (Specify)	☐ Beneficiary
Every:	All mail addresses must include Street and floor number when appropriate
Notification time re: non-renewal Days
DRAWINGS: (Select One) Beneficiary can make:	IN CONSIDERATION OF THE ESTABLISHMENT OF THE LETTER OF CREDIT SUBSTANTIALLY AS APPLIED FOR HEREIN, BORROWER ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS FOR
☐ One demand for payment (drawing)	_________________.
☐ Multiple demands for payment (drawings)	[NAME OF APPLICANT]

	By:	By:

Name & Title:

EXHIBIT H-2

FORM OF U.S. BANK FACILITY LC APPLICATION

[Attached]

EXHIBIT I

FORM OF [PREPAYMENT NOTICE] [COMMITMENT REDUCTION]

Dated:                         , 20[_ ]

To:	Royal Bank of Canada,

as Administrative Agent under the Credit Agreement referred to below

Royal Bank ~~Plaza, 200 Bay~~ of Canada

155 Wellington Street West, ~~12th~~8th Floor ~~South Tower~~

~~Toronto, Ontario M5J 2W7~~

~~Attention: Manager, Agency Services Group~~

~~Facsimile: 416-842-4023; Tel.: 416-842-3996~~

Toronto, Ontario M5V 3K7

Tel: 416-842-5906

Email: ~~ann.hurley~~rbcmagnt @rbccm.com

Ladies and Gentlemen:

This [Notice of Commitment Reduction][Prepayment Notice] is delivered to you pursuant to Section 2.7 of that certain Credit Agreement, dated as of December 7, 2021 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among RADIAN GROUP INC., a Delaware corporation (“Borrower”), the Lenders from time to time party thereto and ROYAL BANK OF CANADA, as a Lender, an LC Issuer and as Administrative Agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The undersigned Borrower hereby notifies you that, effective as of [                        , 20__]11, it will [permanently reduce the Aggregate Commitment[in whole][in part]] [make an optional payment of principal of [Base Rate Advances][~~Eurocurrency~~SOFR Advances]] pursuant to Section 2.7 of the Credit Agreement of the Revolving Loans as specified below:

(A) Aggregate Commitment[12]

(B) Prepayment Amount[13]

[11]

If this notice is delivered by (A) 12:00 noon New York City time, in the case of a voluntary prepayment of ~~Eurocurrency~~SOFR Advances, the effective date of such prepayment must be a date at least three (3) Business Days after such delivery, (B) 12:00 noon New York City time, in the case of a voluntary prepayment of Base Rate Advances, the effective date of such prepayment must be on the date of such delivery, and (C) 11:00 a.m. New York City time, in the case of a Commitment Reduction, the effective date of such Commitment Reduction must be a date at least three (3) Business Days after such delivery.

[12]	Applicable for Commitment Reductions only. Specify the reduced amount of Aggregate Commitment.
[13]

~~Eurocurrency~~SOFR Advance prepayment minimum of $5,000,000 or, if greater, in integral multiples of $1,000,000 in excess (or the aggregate amount of the outstanding Revolving Loans at the time). Base Rate Advance prepayment minimum of $5,000,000 or, if greater, in integral multiples of $1,000,000 in excess (or the aggregate amount of the outstanding Revolving Loans at the time). With respect to ~~Eurocurrency~~SOFR Advances, the Borrower may be subject to the payment of any funding indemnification amounts required by Section 3.4 of the Credit Agreement.

(C) Type of Advance[14]

(D) [Borrowing pursuant to which such Revolving Loan was made][15]

(E) [Interest Period and the last day thereof][16]

The above complies with the notice requirements set forth in the Credit Agreement.

[This [Commitment Reduction Notice][Prepayment Notice] is conditioned upon the effectiveness of [insert transaction description] (the “Transaction”), and shall be revocable by the Borrower if the Transaction is not consummated by the Borrower providing notice to the Administrative Agent on or prior to the prepayment date referenced above.]17

The Borrower respectfully requests that Administrative Agent promptly notify each of the Lenders party to the Credit Agreement of this Notice.

*        *        *

[14]	Specify ~~Eurocurrency~~SOFR Advance or Base Rate Advance.
[15]	Applicable for ~~Eurocurrency~~SOFR Advances only.
[16]	Applicable for ~~Eurocurrency~~SOFR Advances only.
[17]	Insert if applicable.

IN WITNESS WHEREOF, the undersigned has executed this Notice as of the date first above written.

RADIAN GROUP INC.

By:
Name:
Title: